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                          CREDIT AND SECURITY AGREEMENT

     This Credit and Security Agreement (this "AGREEMENT") is made as of the 24th day of September, 2001, (the "EFFECTIVE DATE") between MCI WorldCom Network Services, Inc., a Delaware corporation ("LENDER"), and (i) Rhythms Netconnections Inc., a Delaware corporation, (ii) Rhythms Links Inc. - Virginia, a Virginia corporation, (iii) Rhythms Links Inc., a Delaware corporation, and
(iv) Rhythms Leasing Inc., a Nevada corporation (referred to herein individually as "BORROWER" and collectively as "BORROWERS" or individually as "CORPORATE GUARANTOR" and collectively as "CORPORATE GUARANTORS," as the context requires).

     In consideration of the premises and the mutual promises herein contained, the parties intending to be legally bound agree as follows:

                                    ARTICLE I
                         CONSTRUCTION AND DEFINED TERMS

     SECTION 1.01. ARTICLES AND SECTIONS. The Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. The references in this Agreement to Articles and Sections shall be read as Articles or Sections of this Agreement unless otherwise specifically provided.

     SECTION 1.02. EXHIBITS AND SCHEDULES. The references in this Agreement to specific Exhibits and Schedules shall be read as references to such specific Exhibits and Schedules attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements, and replacements thereto from time to time.

     SECTION 1.03. CREDIT DOCUMENTS. References in this Agreement to Credit Documents, and any of the documents that are included within the definition of Credit Documents, shall include such amendments, supplements, and replacements as may be made thereto or therefor from time to time.

     SECTION 1.04. DISCRETIONARY CONSENTS. Wherever a provision of this Agreement or any other Credit Document provides for Lender's consent, any such consent may be provided or withheld in Lender's sole and absolute discretion (unless otherwise expressly provided herein or in such other Credit Document), and the granting of consent in one instance shall not constitute or imply the granting of consent in any similar or other instance.

     SECTION 1.05. ACCOUNTING TERMS. Accounting terms used but not otherwise defined in this Agreement shall have the meanings provided by, and be construed in accordance with, GAAP.

     SECTION 1.06. DEFINED TERMS. Unless otherwise expressly stated in this Agreement, or otherwise defined in the Asset Purchase Agreement, capitalized terms used in this Agreement shall have the following meanings:

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          "ACCOUNTS" As defined in Section 4A.01.

          "ACCOUNT DEBTOR" A Person obligated on an Account, Chattel Paper, or General Intangible, other than a Person obligated to pay a negotiable instrument, even if the instrument constitutes part of Chattel Paper.

          "AFFILIATE" As defined in Section 3.05.

          "APPLICABLE LAW" As to any Person, all Laws applicable to such Person and all Laws applicable to any Property or activity of such Person.

          "APPROVAL ORDER" As defined in the Asset Purchase Agreement.

          "ARTICLE 5" Article 5 of the UCC.

          "ARTICLE 8" Article 8 of the UCC.

          "ARTICLE 9" Article 9 of the UCC.

          "ARTICLES OF INCORPORATION" As to any corporation, the Articles of Incorporation or Certificate of Incorporation, or similar charter document, and all amendments thereto.

          "ASSET DISPOSITION" Any sale, exchange, assignment, conveyance, lease, license, transfer, or other disposition (including any transfer effected by recapitalization, merger, reorganization, share exchange, or other capital transaction) of any Collateral, including any issuance of Ownership Interest of any Borrower or any Subsidiary of any Borrower, other than in the ordinary course of business; provided, however, that it shall not include the consummation of the transactions contemplated in the Asset Purchase Agreement.

          "ASSET PURCHASE AGREEMENT" The Asset Purchase Agreement dated as of September 24, 2001 by and among Borrowers and Lender, as it may be amended from time to time.

          "ASSET PURCHASE AGREEMENT ARTICLE IX OBLIGATIONS" All obligations, indebtedness and liabilities of any Borrower for advances made to any Borrower under Article IX of the Asset Purchase Agreement (if and to the extent that advances made to any Borrower under Article IX of the Asset Purchase Agreement are not made as loan advances under this Agreement), whether primary, secondary, contingent, direct or indirect, joint or several, or for payment or for performance. The Asset Purchase Agreement Article IX Obligations include the Borrowers' obligations under Section 7.16(c) of this Agreement to repay to Lender all amounts advanced to any Borrower under Article IX of the Asset Purchase Agreement.

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          "AUTHENTICATE" or "AUTHENTICATED" or "AUTHENTICATING" or
"AUTHENTICATION" To sign (or to have signed), or to execute or otherwise adopt (or to have executed or otherwise adopted) a symbol, or encrypt or similarly process (or to have encrypted or similarly processed) a Record in whole or in part, with the present intent of the authenticating Person to identify the Person and adopt or accept a Record.

          "BANK" As defined in Article 9, and any organization that is engaged in the business of banking, including commercial banks, savings banks, savings and loan associations, credit unions, and trust companies.

          "BANKRUPTCY CODE" The United States Bankruptcy Codes, as amended from time to time, and any successor legislation, and all rules and regulations entered, promulgated or approved thereunder.

          "BANKRUPTCY COURT" The United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Chapter 11 Cases from time to time.

          "BORROWER GROUP LIEN" Any Lien that (a) is held by a Borrower, (b) encumbers Property of another Borrower, and (c) secures only Indebtedness of one or more Borrowers to the Borrower that holds the Lien.

          "BORROWER INFORMATION" As defined in Section 3.27.

          "BUDGET" As defined in Section 2.12.

          "BUSINESS" The provision of high speed data transmission through digital subscriber line technology in markets served by the 710 Assumed Central Office Locations and the Network Operations Center, both as identified in the Asset Purchase Agreement.

          "CAPITAL EXPENDITURE" For any Person, expenditures (including the aggregate amount of all payments made in respect of capital lease obligations and operating lease obligations during such period) made by such Person to acquire, use, or construct fixed assets, plant or equipment (including office equipment, software, hardware and other computer equipment), or real estate and including renewals, improvements and replacements, but excluding repairs, computed in accordance with GAAP.

          "CASE CONVERSION" Any Borrower becoming the debtor in any case under Chapter 7 of the Bankruptcy Code, whether as a result of conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, or otherwise.

          "CASUALTY EVENT" With respect to any Collateral of any Person, (a) any loss or damage to, or any condemnation or other taking of, such Collateral for which such Person or any other Person receives insurance proceeds, or proceeds of a condemnation award or other compensation by judgment, award or otherwise, and (b) any loss or damage to, or condemnation

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or other taking of, any Collateral of any Person, not within the scope of clause
(a) of this definition, if the amount of such loss, damage or taking exceeds $20,000 in any one event or $50,000 in the aggregate in any calendar year.

          "CHAPTER 11 CASE" Case No. 01-14283-brl, Case No. 01-14284-brl, Case No. 01-14285-brl, Case No. 01-14286-brl and Case No. 01-14287-brl, being jointly administered under Case No. 01-14283-brl under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court and shall include any case under Chapter 11 of the Bankruptcy Code in which any Borrower is a debtor as a result of the termination of the joint administration of such Case No. 01-14283-brl.

          "CHATTEL PAPER" As defined in Section 4A.01.

          "COLLATERAL" As defined in Section 4A.01.

          "COLLECTION COLLATERAL" Accounts, Chattel Paper, Deposit Accounts, General Intangibles, Instruments, Documents, Investment Property, Letter-of-credit rights, Commercial Tort Claims, and Supporting Obligations. Collection Collateral does not include (a) the Restricted Cash, or (b) so long as the Restricted Cash Account contains no Property other than the Restricted Cash, the Restricted Cash Account.

          "COLLECTION COLLATERAL DEBTOR" Each Account Debtor with respect to any Collection Collateral that is an Account, Chattel Paper, or General Intangible, and each Person obligated to Debtor with respect to any Collection Collateral other than an Account, Chattel Paper, or General Intangible.

          "COLLECTION COSTS" As defined in Section 4.10.

          "COMMERCIAL TORT CLAIM" As defined in Article 9, and any claim arising in tort with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim: (i) arose in the course of the claimant's business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

          "COMMITTED AMOUNT" $32,000,000.

          "CONCENTRATION ACCOUNT" Account #12330-01173 maintained by Lender with Bank of America, N.A.

          "CONSOLIDATED" When used with reference to the consolidated financial statements of any Borrower, shall mean the financial statements of such Borrower and its consolidated Subsidiaries as consolidated in accordance with GAAP, after the elimination of intercompany items.

          "CONSOLIDATED SUBSIDIARIES" When used with reference to any Borrower, any Person the assets and liabilities of which are required to be consolidated with those of such Borrower in such Borrower's Consolidated financial statements in accordance with GAAP.

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          "CONTROL AGREEMENT" (a) As applicable to Collateral that is Investment
Property (other than a commodity contract), "Control Agreement" means a written agreement (or other Authenticated Record), in form and substance satisfactory to Lender, between any Borrower, Lender, and the securities intermediary, that gives Lender "control" (within the meaning of Article 8 and Article 9) over such Investment Property, and which contains such additional provisions as Lender may deem necessary or appropriate for the protection of Lender's rights to such Collateral.

          (b) As applicable to Collateral that is a commodity contract, "Control Agreement" means a written agreement (or other Authenticated Record), in form and substance satisfactory to Lender, between any Borrower, Lender, and the commodity intermediary, that gives Lender "control" (within the meaning of Article 9) over such commodity contract, and which contains such additional provisions as Lender may deem necessary or appropriate for the protection of Lender's rights to such Collateral.

          (c) As applicable to Collateral that is a Deposit Account, "Control Agreement" means a written agreement (or other Authenticated Record), in form and substance satisfactory to Lender, between any Borrower, Lender, and the Bank with which the Deposit Account is maintained, that gives Lender "control" (within the meaning of Article 9) over such Deposit Account, and which contains such additional provisions as Lender may deem necessary or appropriate for the protection of Lender's rights to such Collateral.

          "CONTROL CONSENT" As applicable to Collateral that is a Letter-of-credit right, "Control Consent" means a written consent (or other Authenticated Record) in form and substance satisfactory to Lender, pursuant to which a letter of credit issuer (or any nominated person with respect to a letter of credit) consents to an assignment of the proceeds of the letter of credit, which written consent shall contain such provisions as Lender may deem necessary or appropriate for the protection of Lender's rights to such Collateral.

          "COPYRIGHT" or "COPYRIGHTS" Any copyright protected under any Law, including any original works of authorship, or other Property, or rights comprised therein, that may be entitled to copyright protection under any Law.

          "CREDIT ADMINISTRATION COSTS" As defined in Section 4.10.

          "CREDIT DOCUMENT" or "CREDIT DOCUMENTS" This Agreement, the Note, each Control Agreement, each Control Consent, each Loan Funding Request, and each and every other agreement of any kind, promissory note, instrument, assignment, certificate, guaranty, indemnity, bond, financing statement, exhibit, schedule, notice, request or other document, made by any Person, that evidences, secures, guarantees or otherwise relates directly or indirectly to the Loan Obligations or Lender's rights and remedies with respect thereto, or that is given to Lender to induce Lender to make, issue or extend the Loan Obligations or any thereof, or that is made to perfect (by control or otherwise) the security interests and other rights of Lender in and to the Collateral, or that is made to memorialize or escrow any Collateral, or that is made to

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induce Lender to make, fund, or extend loans or other financial accommodations to or for the account of Borrower, and all amendments, modifications, supplements, extensions and replacements hereof and thereof, from time to time.

          "CREDIT TERMINATION DATE" As defined in Section 2.01.

          "DEPOSIT ACCOUNTS" As defined in Section 4A.01.

          "DEFAULT" Any event, occurrence, circumstance, act, or failure to act which is or with the giving of notice and/or the passage of time would become an Event of Default.

          "DOCUMENTS" As defined in Section 4A.01.

          "DOCUMENTARY CREDIT" Any Letter of Credit, and to the extent not included within the term Letter of Credit, any "standby" letter of credit (as such term is defined in International Standby Practices 1998, ICC Publication No. 590), any documentary credits (as such term is defined in the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No.
500), and any other arrangement, however named or described, whereby a bank or other Person (the "issuing bank") acting at the request and on the instructions of a customer (the "applicant") or on its own behalf (i) is to make a payment to or to the order of a third party (the "beneficiary"), or is to accept and pay bills of exchange ("drafts") drawn by the beneficiary, or (ii) authorizes another bank or other Person to effect such payment, or to accept and pay such bills of exchange ("drafts"), or (iii) authorizes another bank or other Person to negotiate, against stipulated documents, provided that the terms and conditions of the credit are complied with.

          "DOLLARS" The lawful currency of the United States of America.

          "EFFECTIVE DATE" The Effective Date as set forth on the first page of this Agreement.

          "ENVIRONMENTAL CLAIM" means with respect to any Person, any written or oral notice, claim, suit, order, information request, demand or other communication (referred to in this definition collectively as a "claim") by any other Person alleging, asserting or relating to such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, release, or threatened release into the environment, of any Regulated Substance at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any liability or violation under any Environmental Law. Environmental Claim shall include any claim by any governmental authority or other person for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of

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Regulated Substances or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAWS" Any Law, permit, order or judgment of any applicable federal, state, local or foreign jurisdiction relating to pollution, hazardous substances, hazardous wastes, petroleum or otherwise relating to protection of the environment, natural resources or human health, including, by way of example and not by way of limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act, all as amended.

          "EQUIPMENT" As defined in Section 4A.01.

          "EQUITY INTEREST" As defined in Section 3.05.

          "EQUITY RIGHTS" As defined in Section 3.05.

          "EVENT OF DEFAULT" An Event of Default set forth in Article VI.

          "FILING DATE" August 1, 2001.

          "FINAL ORDER" An order of the Bankruptcy Court in form and content satisfactory to Lender authorizing the transactions contemplated by this Agreement, which order shall have been entered in the Chapter 11 Case after notice and a final hearing in accordance with Bankruptcy Rule 4001(c), the operation and effect of which order has not been reversed or modified in any respect, and which order is not the subject in any respect of a pending appeal or, if the subject in any respect of a pending appeal, is not the subject in any respect of any stay pending appeal.

          "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" Generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

          "GENERAL INTANGIBLES" As defined in Section 4A.01.

          "GOVERNMENTAL AUTHORITY" Any executive, judicial, legislative or other branch, department, office, commission, board, bureau, agency, or instrumentality of the government of any jurisdiction, including the federal government of the United States and any foreign country, and any state, provincial, local or municipal government, and including any monetary authority, and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any thereof, and including any central bank or comparable authority or agency.

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          "GOODS" As defined in Article 9, and all things that are movable when a security interest attaches, including (i) fixtures, (ii) standing timber that is to be cut and removed under a conveyance or contract for sale, (iii) the unborn young of animals, (iv) crops grown, growing, or to be grown, even if the crops are produced on trees, vines, or bushes, (v) manufactured homes, and (vi) any computer program embedded in Goods and any supporting information provided in connection with a transaction relating to the program if (A) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods, or (B) by becoming the owner of the Goods, a Person acquires a right to use the program in connection with the Goods. The term "Goods" does not include a computer program embedded in Goods that consist solely of the medium in which the program is embedded, and does not include accounts (as "account" is defined in Article 9), chattel paper (as "chattel paper" is defined in Article 9), commercial tort claims (as "commercial tort claim" is defined in
Article 9), deposit accounts (as "deposit account" is defined in Article 9), documents (as "document" is defined in Article 9), general intangibles (as "general intangible" is defined in Article 9), instruments (as "instrument" is defined in Article 9), investment property (as "investment property" is defined in Article 9), letter-of-credit rights (as "letter-of-credit right" is defined in Article 9), letters of credit (as "letter of credit" is defined in Article
5), money, or oil, gas, or other minerals before extraction.

          "GUARANTOR OBLIGATIONS" As to any Corporate Guarantor, all obligations, liabilities and indebtedness of such Corporate Guarantor arising under Article IV-B of this Agreement.

          "HELD ITEMS" As defined in Section 4A.01.

          "INCLUDE" and "INCLUDING" Unless otherwise expressly limited herein (and except where used in the context of "does not include," "shall not include," or "not included"), the words "include" and "including" shall be read to mean "include, without limitation," and "including, without limitation," as the case may be.

          "INDEBTEDNESS" As defined in Section 3.09.

          "INDEBTEDNESS FOR BORROWED MONEY" As defined in Section 3.09.

          "INITIAL ADVANCE COMMITTED AMOUNT" As defined in Section 2.01(a).

          "INSTRUMENTS" As defined in Section 4A.01.

          "INTELLECTUAL PROPERTY" Copyrights, Patents, and Trademarks, and all rights relating to any of the foregoing, and all applications, registrations, re-applications, and re-registrations for any of the foregoing, and all amendments, reissues, renewals, or supplementations of, or substitutions or replacements for, any of the foregoing, and including any other rights or interests in any of the foregoing, and including rights to sue for past, present or future violations or infringements of any of the foregoing.

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          "INTEREST RATE" The fixed interest rate of ten percent (10%) per annum.

          "INTERIM ORDER" An order of the Bankruptcy Court in form and content satisfactory to Lender authorizing the transactions contemplated by this Agreement, which order shall have been entered in the Chapter 11 Case after notice and a preliminary hearing in accordance with Bankruptcy Rule 4001(c), the operation and effect of which order has not been reversed or modified in any respect, and which order is not the subject in any respect of a pending appeal or, if the subject in any respect of a pending appeal, is not the subject in any respect of any stay pending appeal.

          "INVENTORY" As defined in Section 4A.01.

          "INVESTMENT PROPERTY" As defined in Section 4A.01.

          "INVESTMENTS" As defined in Section 3.07.

          "ITEMS OF PAYMENTS" All checks, drafts, cash, and other remittances of payment of, or on account of, any Accounts, Instruments, Chattel Paper, Documents, Investment Property, or General Intangibles, or received as proceeds of the sale or lease of any of Borrowers' Property or as payment for any services rendered by any Borrower to any Person.

          "LAW" or "LAWS" At any time, all laws, statutes, regulations, ordinances, rules, codes, decrees, orders, and other directives of any federal, state, district, territorial, or local government within the United States of America (or any national, state, provincial or local government outside the United States), or any branch, department, agency or office thereof, applicable to any party to any Credit Document, or to any Property of any party to any Credit Document, or to any business, industry, or other activity in which any party to the Credit Documents may be engaged from time to time, including all Environmental Laws.

          "LETTER OF CREDIT" or "LETTERS OF CREDIT" As "letter of credit" is defined in Article 5.

          "LETTER OF CREDIT ISSUER" A Bank or other Person that issues a Letter of Credit.

          "LETTER-OF-CREDIT RIGHT" As defined in Article 9, and any right to payment or performance under a Letter of Credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, excluding, however, from the definition of Letter-of-credit right, any right of a beneficiary to demand payment or performance under a Letter of Credit.

          "LIEN" As defined in Section 3.10.

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          "LOAN" The loan advances made pursuant to Article II to this
Agreement, including each advance thereof made under Section 2.02.

          "LOAN FUNDING REQUEST" A written request for a loan advance of all or part of the "Initial Advance Committed Amount" (as defined in Section 2.01) or the "Subsequent Advance Committed Amount" (as defined in Section 2.01) in the form of EXHIBIT A, including the SCHEDULE 1 referred to in EXHIBIT A, and given to Lender by Borrower in accordance with the notice provisions of this Agreement.

          "LOAN OBLIGATIONS" The obligations, indebtedness, and liabilities of any Borrower to Lender under this Agreement, the Note, and the other Credit Documents, whether primary, secondary, contingent, direct or indirect, joint or several, or for payment or for performance, and including each Borrower's obligations to pay to Lender as and when due all principal, interest, costs and expenses (including Credit Administration Costs) evidenced by, arising under, or relating to, the Note, this Agreement, and the other Credit Documents. Without limiting the generality of the foregoing, the Loan Obligations include (i) the Loan, and (ii) all Guarantor Obligations relating to the Loan.

          "MARGIN STOCK" As defined in Section 3.16.

          "MATERIAL ADVERSE EFFECT" A material adverse effect on the Business, taken as a whole, or any development which could be reasonably expected to delay or prevent the consummation of the transactions contemplated hereby or which could be reasonably expected to materially and adversely affect the value of the Assets, taken as a whole, or the rights and remedies of Lender under any Credit Documents, other than matters arising out of or because of the Chapter 11 Case.

          "MATURITY DATE" The earlier to occur of (a) December 31, 2001, or (b) the Closing Date.

          "NOMINATED PERSON" With respect to any Letter of Credit, any Person whom a Letter of Credit Issuer (a) designates or authorizes to pay, accept, negotiate, or otherwise give value under a Letter of Credit and (b) undertakes by agreement or custom and practice to reimburse.

          "NECESSARY PERMITS" As defined in Section 3.02.

          "NET PROCEEDS" means, as to any Asset Disposition, the proceeds of such Asset Disposition in form of cash or cash equivalents, including payments in respect of deferred obligations when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of: (i) brokerage commissions and other costs of disposition, if any, directly related to such Asset Disposition, excluding any such commissions paid to any affiliate of any Borrower, (ii) provisions for taxes, if any, payable as a result of such Asset Disposition without regard to the Consolidated results of operations of any Borrower or any Subsidiary of any Borrower, taken as

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a whole, and (iii) payments, if any, made to repay indebtedness for borrowed money that is secured by a senior lien or security interest on the Property that is the subject of the Asset Disposition.

          "NOTE" A Promissory Note (Limited Recourse) in the form of EXHIBIT B attached hereto, or in such other form as may be satisfactory to Lender, executed and delivered to Lender by each Borrower to further evidence Borrowers' agreement and obligation to repay the Loan.

          "NOTIFICATION EVENT" As defined in Section 4.02.

          "OBLIGATIONS" All now existing and hereafter arising obligations, indebtedness, and liabilities of any Borrower to Lender of any kind, whether primary, secondary, contingent, direct or indirect, joint or several, or for payment or for performance, and including each Borrower's obligations to pay to Lender as and when due all principal, interest, costs and expenses (including all Credit Administration Costs), and fees arising from or relating to loans made, or other credits granted or created, or financial accommodations extended, by Lender to any Borrower at any time and in any amount, and including all of each Borrower's obligations, indebtedness, and liabilities to Lender for payment or performance under this Agreement, the Note and the other Credit Documents, and including any other claims or judgments that Lender may have against any Borrower at any time, and including any of the foregoing arising before, during, or after the initial or any renewal term of the Credit Documents, and including any Guarantor Obligations of any Corporate Guarantor. Without limiting the generality of the foregoing, the Obligations include the Asset Purchase Agreement Article IX Obligations, the Loan, and the Loan Obligations.

          "OBLIGOR" Each Borrower and each Corporate Guarantor.

          "OPERATING EXPENSE" or "OPERATING EXPENSES" Operating expenses related to the Business that are incurred by a Borrower in the ordinary course of its business, relate solely to the period after September 24, 2001 at 11:59 p.m. and until the Closing, and are identified in the Budget in reasonable detail. If and to the extent that an operating expense relates to both (a) the Business and (b) Borrowers' other activities, only that portion of the operating expense that is reasonably allocable to the Business shall be included as an Operating Expense.

          "OPERATING LEASE" Any lease of Property other than a lease that is a capital lease obligation as determined in accordance with GAAP.

          "OTHER PERSONALTY" As defined in Section 4A.01.

          "OWNERSHIP INTEREST" As to any Person, any Equity Interest or Equity Rights in such Person.

                                       11
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          "PATENT" or "PATENTS" Any patent issued under any Law for any invention or discovery, and any discovery of a new or useful process, machine, manufacture, or composition of matter, or any new and useful improvement thereof, or other Property, that may be entitled to a patent or patent protection under any Law.

          "PAYMENT OFFICE" Any location, designated by Lender upon written notice to Borrowers, to which payments are to be made under this Agreement.

          "PERMITTED INDEBTEDNESS FOR BORROWED MONEY" As defined in Section
3.09.

          "PERMITTED INVESTMENTS" As defined in Section 3.07.

          "PERMITTED LIEN" As defined in Section 3.10.

          "PERSON" Any natural person, corporation, limited liability company, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization and any Governmental Authority.

          "PROCEEDS" As defined in Section 4A.01.

          "PRODUCTS" As defined in Section 4A.01.

          "PROPERTY" Any right or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible.

          "RECORD" and "RECORDS" As defined in Article 9, and, except as used in "for record," "of record," "record or legal title," and "record owner," any information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          "REGULATED SUBSTANCE" or "REGULATED SUBSTANCES" Any substance, material, or waste that is regulated or listed under any Environmental Laws, and such substances, materials, or wastes include, but are not limited to, any whose release or threatened release may pose a risk to human health or the environment, and also include (a) asbestos in any form, (b) urea formaldehyde foam insulation, (c) paint containing lead, (d) transformers or other equipment that contain dielectric fluid polychlorinated biphenyls at levels of fifty (50) parts per million or more, (e) radioactive materials, and (f) petroleum or petroleum hydrocarbons in any form.

          "RESPONSIBLE OFFICER" With respect to the subject matter of any representation, warranty, covenant, agreement, obligation, notification requirement, or certificate contained in or delivered to Lender pursuant to any of the Credit Documents, the President, Chief Operating Officer, Chief Executive Officer, Chief Financial Officer, Executive Vice President or Vice President, or Secretary of any Borrower.

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          "RESPONSIBLE OFFICER'S CERTIFICATE" A certificate in form and substance satisfactory to Lender and signed by a Responsible Officer to the effect that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action such Borrower proposes to take with respect thereto, and which certificate shall also demonstrate compliance with the financial covenants of this Agreement.

          "RESTRICTED CASH" As defined in Section 4A.11.

          "RESTRICTED CASH ACCOUNT" As defined in Section 4A.11.

          "SCHEDULED EXCLUDED PROPERTY" As defined in Section 4A.12.

          "SECURED OBLIGATIONS" The Asset Purchase Agreement Article IX Obligations and the Loan Obligations.

          "SUBSEQUENT ADVANCE COMMITTED AMOUNT" As defined in Section 2.01(b).

          "SUBSIDIARY" As defined in Section 3.05.

          "SUPPORTING OBLIGATION" As defined in Article 9, and any Letter-of-credit right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

          "TEMPORARY CASH INVESTMENTS" As defined in Section 3.07.

          "TRADEMARK" or "TRADEMARKS" Any trademark, service mark, collective mark, certification mark, or other distinctive mark, or other Property, that may be entitled to trademark protection under any Law.

          "UCC" The Uniform Commercial Code, as in effect in the State of New York; provided that if and to the extent that the Uniform Commercial Code of a jurisdiction other than New York governs the perfection and the effect of perfection or nonperfection of a security interest under this Agreement, then "UCC" shall refer to the Uniform Commercial Code of such other jurisdiction to the extent applicable to the perfection and the effect of perfection or nonperfection of such security interest.

                                   ARTICLE II
                                CREDIT FACILITY

     SECTION 2.01. LOAN. Upon the terms and subject to the conditions of this Agreement (including, without limitation, the provisions of Section 2.12 and Section 2.13), during the period commencing on the Effective Date and ending on the last Business Day prior to the Maturity Date (such last Business Day prior to the Maturity Date being referred to herein as the "CREDIT

TERMINATION DATE"), Lender agrees to make loans to Borrowers in an aggregate amount not to exceed the Committed Amount, as follows:

          (a) Upon and after the entry of the Interim Order and prior to the Credit Termination Date, $10,000,000 of the Committed Amount or such other amount of the Committed Amount as may be authorized in the Interim Order (the "INITIAL ADVANCE COMMITTED AMOUNT"), shall be made available by Lender to be loaned to Borrowers in accordance with the terms of this Agreement.

          (b) Upon and after the entry of the Final Order and prior to the Credit Termination Date, additional loan advances, in an aggregate amount of $22,000,000 or such other aggregate amount as equals the difference between the Committed Amount and the Initial Advance Committed Amount (the "SUBSEQUENT ADVANCE COMMITTED AMOUNT"), shall be made available by Lender to be loaned to Borrowers in accordance with the terms of this Agreement.

     SECTION 2.02. LOAN FUNDING REQUESTS. From time to time on or after the Effective Date and before the Credit Termination Date, Borrowers may request loan advances of the Initial Advance Committed Amount (when available in accordance with the terms of Section 2.01(a)) and the Subsequent Advance Committed Amount (when available in accordance with the terms of Section 2.01(b)), as the case may be, in accordance with the following procedure:

          (a) Each loan advance shall be requested by Borrowers giving Lender a completed and signed Loan Funding Request, in accordance with the notice procedures of this Agreement, at least three Business Days prior to the proposed date of such Loan advance.

          (b) Amounts loaned to Borrowers shall be disbursed to Borrowers by wire transfer to the Concentration Account.

          (c) Borrowers shall not give Lender more than one Loan Funding Request during any calendar week and Lender shall not be obligated to make more than one loan advance during any calendar week.

          (d) Loan advances shall not exceed the amount necessary on a weekly basis to pay Borrowers' Operating Expenses as set forth in a Budget (or updated Budget, as the case may be) prepared by Borrowers and approved by Lender.

     SECTION 2.03. COVENANT TO PAY; NOTE. Each Borrower, severally and jointly, covenants and agrees to execute and deliver to Lender the Note immediately upon the execution and delivery of this Agreement and to repay the Loan to Lender, together with all accrued interest at the Interest Rate, and all Credit Administration Costs and fees relating thereto, without set-off, defense or counterclaim of any kind, in accordance with the terms of this Agreement, the Note and the other Credit Documents.

     SECTION 2.04. INTEREST PAYMENTS. Upon and after the occurrence of an Event of Default, all accrued and unpaid interest on the Loan shall be due and payable on demand. In the event the Buyer acquires the Assets pursuant to the terms of the Asset Purchase Agreement, the accrued and unpaid interest as of the Closing Date shall be credited against the Purchase Price.

     SECTION 2.05. PRINCIPAL PAYMENTS. Subject to acceleration upon the occurrence of an Event of Default, and unless sooner paid in full in connection with the Closing, the outstanding principal balance of the Loan shall be due and payable on the Maturity Date. In the event the Buyer acquires the Assets pursuant to the terms of the Asset Purchase Agreement, the outstanding principal balance of the Loan as of the Closing Date shall be credited against the Purchase Price.

     SECTION 2.06. PREPAYMENTS. Borrowers may prepay the Loan in whole or in part at any time without premium or penalty.

     SECTION 2.07. MANNER OF PAYMENTS. All payments to be made to Lender shall be made in Dollars in immediately available funds without set-off, defense, counterclaim or deduction of any kind, at the Payment Office on the dates specified for such payments under this Agreement, the Note or the other Credit Documents. If any payment on the Loan shall be due and payable on any day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such Business Day. Payments made in other than Dollars shall be accepted subject to collection.

     SECTION 2.08. APPLICATION OF PAYMENTS. Payments made by Borrowers to Lender shall be applied in such order as Lender may determine in Lender's discretion.

     SECTION 2.09. USE OF LOAN PROCEEDS. The proceeds of the Loan shall be used solely by Borrowers to fund Borrowers' Operating Expenses that are not funded from proceeds of Collection Collateral.

     SECTION 2.10. COMPUTATION OF INTEREST. All interest shall accrue based on a 360-day year for the actual number of days outstanding.

     SECTION 2.11. Intentionally omitted.

     SECTION 2.12. CONDITIONS TO INITIAL ADVANCE. The following are conditions precedent to the making of any advance of the Initial Advance Committed Amount and must be fulfilled to Lender's satisfaction:

          (a)  Lender shall have received the following:

               (i) copies of resolutions of the Board of Directors (or other applicable governing body of any Borrower that is not a corporation) of each Borrower, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents, and the borrowing hereunder, and such other matters as Lender may require, in form and substance satisfactory to Lender, certified by a Responsible Officer of such Borrower; and

               (ii) a certificate of the Secretary or Assistant Secretary of each Borrower as to the correctness and completeness of the copy of the By-laws of such Borrower attached thereto and as to the incumbency and signatures of the officers of such Borrower who execute the Credit Documents on behalf of such Borrower; and

               (iii) a copy of the Articles of Incorporation of each Borrower, certified by an officer of such Borrower as being correct and complete, together with a certificate of the appropriate officer or department of the state in which such Borrower is incorporated as to the good standing of such Borrower, with copies of the Articles of Incorporation of such Borrower on file certified by such appropriate officer or department; and

               (iv) certificates of the appropriate officers or departments of the states in which each Borrower is not incorporated or formed but does business as to such Borrower's qualification and good standing to conduct business as a foreign corporation or limited liability company, as the case may be, in such States;

               (v) such additional supporting certifications and other documents as Lender may request;

          (b) Lender shall have received fully executed originals of this Agreement and of each of the other Credit Documents;

          (c) Lender shall have received from Borrowers a budget prepared by Borrowers' Responsible Officer reasonably detailing Borrowers' anticipated cash receipts and projected accrued operating expenses for the period commencing on the date of entry of the Interim Order and ending on December 31, 2001, and setting forth the anticipated use of the proceeds of the Loan, all on a weekly and biweekly basis and satisfactory in form and substance to Lender (the "BUDGET");

          (d)  The Bankruptcy Court shall have entered the Interim Order;

          (e)  The Bankruptcy Court shall have entered the Approval Order; and

          (f) Borrowers shall have given Lender a complete listing of each Borrower's Deposit Accounts and securities accounts (as "securities account" is defined in Article 8), copies of the account agreements relating to such Deposit Accounts and securities accounts, and copies of the most recent monthly or other periodic account statements for such Deposit Accounts and securities accounts.

     SECTION 2.13. CONDITIONS TO ALL ADVANCES. The following are conditions precedent to the making of each advance of the Initial Advance Committed Amount and each advance of the Subsequent Advance Committed Amount, and must be fulfilled to Lender's satisfaction:

          (a) Borrowers shall have given Lender a properly completed and signed Loan Funding Request for the requested advance; and

          (b) On and as of the date the advance is made, each representation and each warranty made in this Agreement and in any other Credit Documents shall be true, accurate, and complete in all material respects; and

          (c) Borrowers shall have fulfilled in all material respects each and all of Borrowers' covenants in this Agreement and the other Credit Documents; and

          (d) On and as of the date each advance is made, no Default or Event of Default shall have occurred and be continuing; and

          (e) The applicable advance shall have been authorized by the Interim Order or the Final Order, as the case may be; and

          (f) Borrowers shall have provided to Lender an updated Budget prepared by Borrowers' Responsible Officer showing that after making the requested advance, the unadvanced portion of the Committed Amount (and assuming such unadvanced portion of the Committed Amount were to be advanced under this Agreement), together with Borrowers' other reasonably anticipated sources of funds, will provide Borrowers with sufficient working capital to operate in compliance with the requirements of the Asset Purchase Agreement until December 31, 2001; and

          (g) Lender shall have a perfected first priority security interest in each Borrower's Accounts and General Intangibles; and

          (h) Lender shall have a perfected first priority security interest in each Borrower's Deposit Accounts, which security interests shall have been perfected by control pursuant to a Control Agreement. The preceding sentence shall not apply to a Restricted Cash Account that is a Deposit Account so long as such Restricted Cash Account contains no Property other than the Restricted Cash; and

          (i) If any Borrower has a securities account (as "securities account" is defined in Article 8), Lender shall have a perfected first priority security interest in each such securities account, which security interest shall have been perfected by control pursuant to a Control Agreement. The preceding sentence shall not apply to a Restricted Cash Account that is a securities account so long as such Restricted Cash Account contains no Property other than the Restricted Cash; and

          (j) If any Borrower has a Letter-of-credit right, Lender shall have a perfected first priority security interest in each such Letter-of-credit right, which security interest shall have been perfected by control pursuant to a Control Consent; and

          (k) With regard to Collateral other than Accounts, General Intangibles, Deposit Accounts, securities accounts, or Letter-of-credit rights within the scope of clauses (g), (h), (i), and (j) of this Section, Lender shall have either (1) a perfected first priority Lien upon such Collateral pursuant to
Section 364(c)(2) of the Bankruptcy Code, or (2) if such Collateral is subject to (x) a valid and perfected Permitted Lien in existence on the Filing Date or
(y) valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code, a perfected Lien pursuant to Section 364(c)(3) of the Bankruptcy Code; and

          (l) The aggregate amount of Indebtedness secured by Permitted Liens (other than (i) Liens in favor of Lender and (ii) Borrower Group Liens) on any Collateral shall not exceed $250,000; and

          (m) All Borrower Group Liens on any Property that is Collateral shall be subordinate to the Lender's security interest in the Collateral.

     SECTION 2.14. DESIGNATION OF AGENT AND ATTORNEY-IN-FACT. Each Borrower that is a party to any Credit Document hereby irrevocably appoints Rhythms as the agent and attorney-in-fact for such Borrower with full power and authority to act on behalf of such Borrower in all respects with respect to any actions, waivers, consents, payments, receipts, or notices, whether or not required under this Agreement or the other Credit Documents, or as Rhythms may engage in, provide, give or take in its sole and unfettered discretion. Each such Borrower agrees that all actions taken, waivers or consents provided, payments made or received, or notices given or received, by Lender, in each case by or to Rhythms, shall be effective as to such Borrower regardless of whether such action, waiver, consent or notice was taken or approved by, or given or received by, any Person other than Rhythms. In all respects and circumstances Lender is entitled to rely without limitation on any and all actions, waivers, consents, and notices of Rhythms as actions, waivers, consents or notices of each Borrower, including any and all agreements to modify or amend in any respect, or grant any waiver or consent under, or to give or receive any notice with respect to, this Agreement or any other Credit Documents, and Lender is under no expectation or obligation whatsoever to inquire as to whether any such action or waiver was approved or ratified by, or notice given or received by, any such Borrower, and may act as if any such action, waiver, consent, or notice was engaged in, provided, taken, given or received by each such Borrower. In this respect, absent prior written notice to the contrary with respect to a specified matter, it is agreed that, in each and every circumstance insofar as Lender is concerned, any action taken, waiver or consent given, or notice given or received by, Rhythms, shall be deemed taken, given or received by, each such Borrower even absent an express indication that such action is taken, such waiver or consent is given, or such notice is given or received by any such Borrower other than Rhythms.

     SECTION 2.15. DEFAULT. Notwithstanding anything to the contrary set forth in this Agreement or any other Credit Document, upon and after the occurrence of a Default Lender shall have no obligation to make any loan advances to Borrower under this Agreement; provided however, upon and after the occurrence of a Default, Lender may continue to make loan advances in Lender's sole and absolute discretion.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower hereby makes the following representations and warranties to Lender (a) on and as of the Effective Date, and (b) at the time that any advance of the Initial Advance Committed Amount or the Subsequent Advance Committed Amount is made, and Lender shall be entitled to rely upon the truth, accuracy, and completeness of the following representations and warranties without regard to any other information that may be now or hereafter known by or disclosed to Lender or any of Lender's shareholders, directors, officers, employees, agents, attorneys or other advisors:

     SECTION 3.01. CONDITIONS. All conditions precedent to the making of each loan advance as set forth in Article II have been satisfied in full.

     SECTION 3.02. EXISTENCE. Each Borrower: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or limited liability company, and has all material governmental licenses, authorizations, consents and approvals, including all Necessary Permits, to own its Assets and carry on its Business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect. "NECESSARY PERMITS" means all rights, permits, easements, licenses, franchises, patents, privileges, authorizations, permissions, consents, agreements, or approvals of or issued by any Governmental Authority, or any other Person, that may be required by any Law or are otherwise necessary or advisable for the ownership or operation of the businesses and properties of any Borrower.

     SECTION 3.03. ACTION. (a) Each Borrower shall have all necessary corporate power, authority and legal right to execute, deliver and perform Borrowers' obligations under each of the Credit Documents; (b) the execution, delivery and performance by each Borrower of each of the Credit Documents shall have been duly authorized by all necessary corporate or other action on each Borrower's part (including any required shareholder approvals); and (c) this Agreement shall have been duly and validly executed and delivered by each Borrower and constitutes, and the Note and other Credit Documents, when executed and delivered by each Borrower, will constitute, each Borrower's legal, valid and binding obligation, enforceable against each Borrower, as the case may be, in accordance with its terms.

     SECTION 3.04. APPROVALS. Other than the entry of the Interim Order, the Approval Order, and the Final Order by the Bankruptcy Court, no authorizations, approvals or consents of, and no filings or registrations with any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance of the Credit Documents by any Borrower or for the legality, validity or enforceability thereof, or the perfection of the security interests created in favor of Lender pursuant to this Agreement and the other Credit Documents. The borrowings hereunder, and the execution, delivery and performance of each of the Credit Documents will not (a) contravene any provision of law, any order of any court or other agency of government, or (b) contravene the Articles of Incorporation or by-laws of any Borrower, or any indenture, agreement or other instrument binding upon any Borrower, or (c) to the best knowledge of each Borrower, be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument binding upon any Borrower, or (d) to the best knowledge of each Borrower, result in the creation or imposition of any Lien of any nature whatsoever upon any of the Collateral, except any Liens created pursuant to this Agreement and the other Credit Documents.

     SECTION 3.05. OWNERSHIP. SCHEDULE 3.05 contains a true, accurate, and complete description of the capital structure of each Borrower and each of its Subsidiaries and Affiliates, (except in the case of Rhythms, which is a publicly traded corporation), and identifies each Person who owns or holds an Equity Interest or Equity Rights in each Borrower.

          "EQUITY INTEREST" means, with respect to any Person, any ownership interest in such Person, including all shares, participations, rights or other equivalents of corporate stock and all partnership and membership interests of any kind.

          "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, purchase rights, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership, membership or other ownership interests of any type in, such Person.

          "AFFILIATE" means, as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and including any Subsidiary of such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by agreement or otherwise; provided that legal or beneficial ownership of ten percent (10%) or more of the voting securities (or other ownership interests other than limited partnership interests) of a Person shall in any event be deemed to be control.

          "SUBSIDIARY" means, as to any Person, (i) any corporation or limited liability company (A) that is directly or indirectly controlled by such Person or any Subsidiary of such Person or (B) if more than 10% of the voting and/or non-voting stock or other ownership shares of such corporation or limited liability company is owned by such Person or any Subsidiary of such Person, (ii) any joint venture or partnership (A) in which such Person or any Subsidiary of such Person is a general partner or (B) if more than 10% of the partnership interests in such venture or partnership are owned by such Person or any Subsidiary of such Person, (iii) any trust for the benefit of such Person or any Subsidiary of such Person, or any other organization, trust or other entity as to which such Person or any Subsidiary of such Person is in a position of management, trust, or control, and (iv) to the extent not otherwise included by the preceding clauses, any Subsidiary of any corporation, limited liability company, partnership, organization, trust or other entity described in clauses (i), (ii), or (iii).

     SECTION 3.06. Intentionally omitted.

     SECTION 3.07. INVESTMENTS. SCHEDULE 3.07 contains a true, accurate, and complete listing of each Investment of each Borrower. No Borrower has Investments other than Permitted Investments.

          "INVESTMENTS" means, with respect to any Person, (a) any Indebtedness for Borrowed Money of any other Person owed to such Person, (b) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership interests or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale),
(c) the making of any deposit with, or advance, loan or extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding trade credit extended by a Person arising from inventory sold or services provided in the ordinary course of such Person's business), or (d) the making of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and any amount committed to be advanced, lent or extended to such Person.

          "PERMITTED INVESTMENTS" means with respect to each Borrower (a) endorsements of negotiable instruments and similar negotiable documents in the ordinary course of such Borrower's business; (b) Temporary Cash Investments; and
(c) any Investments specifically listed on SCHEDULE 3.07 on the Effective Date.

          "TEMPORARY CASH INVESTMENTS" means any Investment in (a) the direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof; (b) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.; (c) time deposits with, including certificates of deposits issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least Five hundred million Dollars ($500,000,000) and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause
(b) above; (d) money market mutual funds with a right of redemption on a daily basis and having assets of at least Five hundred million Dollars ($500,000,000), substantially all of which assets consist of investments of a type described in the foregoing clauses; provided in each case that any Investment referred to in clauses (a) through (c) above matures within six (6) months from the day of acquisition thereof by any Borrower, and that any Investments referred to in this definition shall (i) provide for the payment of principal and interest (and not principal alone or interest alone) and (ii) are not subject to any contingency regarding the payment of principal or interest.

     SECTION 3.08. DEPOSIT ACCOUNTS. (a) SCHEDULE 3.08(a) contains a true, accurate, and complete listing of each Borrower's Deposit Accounts and securities accounts that are not Restricted Cash Accounts.

          (b) SCHEDULE 3.08(b) contains a true, accurate, and complete listing of each Borrower's Restricted Cash Accounts.

          (c) SCHEDULE 3.08(a) and SCHEDULE 3.08(b) together constitute a complete listing of each Borrower's Deposit Accounts and securities accounts.

          (d) No Property other than Restricted Cash is maintained in any Restricted Cash Account.

     SECTION 3.09. INDEBTEDNESS. SCHEDULE 3.09 contains a true, accurate, and complete listing of each Borrower's Indebtedness for Borrowed Money.

          "INDEBTEDNESS" means, as applied to any Person, and as measured without duplication, all items (except items of capital stock, capital or paid-in-surplus or of retained earnings) which in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including all of such Person's (i) Indebtedness for Borrowed Money, (ii) trade accounts payable, (iii) Indebtedness of another Person secured by any Lien to which any Property owned or held by such Person is subject, whether or not the Indebtedness secured thereby shall have been assumed, and (iv) obligations under any guarantee.

          "INDEBTEDNESS FOR BORROWED MONEY" means, as applied to any Person, and as measured without duplication, all of such Person's Indebtedness from (a) obligations in respect of money borrowed, and including those evidenced by bonds, debentures, notes and other debt instruments, (b) capital lease obligations, (c) Indebtedness on which interest is accrued or charged, (d) reimbursement obligations under letters of credit, liquidated, contingent or otherwise, (e) obligations of, or Indebtedness issued or assumed by, such Person, to pay the deferred purchase price or acquisition price of Property or services, and including (i) Capital Expenditures, (ii) trade accounts that are payable more than thirty (30) days after the date the respective goods are delivered or the respective services are rendered, and (iii) trade accounts payable that have been outstanding more than thirty (30) days, and (f) obligations as a guarantor, surety, or accommodation party of items of another Person that as to such other Person would constitute Indebtedness for Borrowed Money of such other Person under the preceding clauses of this definition.

          "PERMITTED INDEBTEDNESS FOR BORROWED MONEY" means any of the following Indebtedness for Borrowed Money: (a) the Obligations, (b) any other Indebtedness for Borrowed Money specifically listed on SCHEDULE 3.09 on the Effective Date, and (c) any other Indebtedness payable solely out of Restricted Cash.

     SECTION 3.10. LIENS. Each Borrower has good title to its Property free of all Liens, except for Permitted Liens and Liens which if foreclosed upon individually or in the aggregate would not have a Material Adverse Effect on the Collateral. SCHEDULE 3.10 contains a true, accurate, and complete listing of each Lien on each Borrower's Property.

          "LIEN" means any security interest, security agreement, real estate mortgage, chattel mortgage, deed of trust, title retention contract, security title, factor's lien, assignment, pledge, grant or conveyance for security purposes or in settlement of debt, or other arrangement for security purposes, deed-in-lieu of foreclosure or to secure debt, transfer for other than fair consideration, judgment lien or other lien, charge or encumbrance of any kind, and including any of the foregoing arising by operation of statute or other law or the application of equitable principles, whether perfected or unperfected, avoidable or unavoidable, consensual or non-consensual.

          "PERMITTED LIEN" means (i) any Lien in favor of Lender, (ii) Borrower Group Liens that are subordinate to Lender's security interest in the Collateral, (iii) Liens for taxes which are not yet delinquent, (iv) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business of any Borrower, (v) each Lien listed on SCHEDULE 3.10, and (vi) if the aggregate amount of the Indebtedness secured by Liens within the scope of clauses (iii), (iv) and (v) of this definition is less than $250,000, such other Liens, if any, as may exist on the Effective Date, provided that the aggregate amount of all Indebtedness secured by Liens within the scope of clauses (iii),
(iv), and (v) of this definition, plus the aggregate amount of all Indebtedness secured by Liens under this clause (vi), shall not exceed $250,000.

     SECTION 3.11. INSURANCE. SCHEDULE 3.11 contains a true, accurate, and complete listing of each insurance policy (including policies of worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) maintained in full force and effect by each Borrower.

     SECTION 3.12. NAME, STRUCTURE. Except as listed on SCHEDULE 3.12, no Borrower has changed its name or organizational structure or purchased or acquired any Property from any Person other than Property which in the hands of such Person was such Person's inventory and was sold to such Borrower in the ordinary course of such Person's business.

     SECTION 3.13. Intentionally omitted.

     SECTION 3.14. Intentionally omitted.

     SECTION 3.15. Intentionally omitted.

     SECTION 3.16. MARGIN STOCK. No Borrower is engaged principally, or as one of its activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. "MARGIN STOCK" means margin stock within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor) as the same may be modified and supplemented and in effect from time to time.

     SECTION 3.17. TAX IDENTIFICATION NUMBERS. The tax identification number for each Borrower is listed on SCHEDULE 3.17.

     SECTION 3.18. Intentionally omitted.

     SECTION 3.19. Intentionally omitted.

     SECTION 3.20. TAXES. Each Borrower has filed and will continue to file all United States income tax returns and all state income tax returns which are required to be filed, and has paid, or made adequate provisions for the payment of, all taxes which have or may become due pursuant to said returns or pursuant to any assessment received by any Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

     SECTION 3.21. INVESTMENT COMPANY ACT. No Borrower is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.22. PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 3.23. COMMERCIAL LOAN. The Loan made under this Agreement is made solely for a business or commercial purpose, and not for any personal, family, or household purpose. The terms of this Agreement do not violate any Laws that regulate credit, including any Laws regarding usury and the charging of interest, late charges, fees, or any costs and charges of the types included within the definition of Credit Administration Costs under this Agreement.

     SECTION 3.24. APPLICABLE LAWS. To the best knowledge of each Borrower, each Borrower is in compliance, in all material respects, with all Applicable Laws.

     SECTION 3.25. NO BROKER. The Sellers have engaged the firm of Lazard Freres & Co. LLC to assist them in connection with the matters contemplated by this Agreement and the Asset Purchase Agreement and will be solely responsible for the fees and expenses of such firm.

     SECTION 3.26. Intentionally omitted.

     SECTION 3.27. BORROWER INFORMATION. There is no fact or circumstance or anticipated event known to any Responsible Officer that could have a Material Adverse Effect that has not been disclosed to Lender in this Agreement, the other Credit Documents, or in another writing furnished to Lender on or before the Effective Date for use in connection with the transactions contemplated by this Agreement and the other Credit Documents. The Borrower Information furnished to Lender on or before the Effective Date is true, accurate, and complete in all material respects, and does not omit any material fact or facts necessary to make the Borrower Information not misleading, and all Borrower Information furnished to Lender after the Effective Date shall be true, accurate and complete in all material respects. "BORROWER INFORMATION" means any information furnished to Lender by or on behalf of any Borrower at any time, including all such information furnished to Lender in connection with Borrowers' application for the credits and other accommodations contemplated by this Agreement and the other Credit Documents, including any information contained in any credit or loan application, and in any financial statements, tax returns, appraisals, environmental audits, reports, correspondence, opinion letters, annexes, schedules, lists and exhibits relating to such application or otherwise relating to the matters and transactions contemplated by the Credit Documents, and including all representations and other information made to or furnished to Lender in the Credit Documents and in the Exhibits, Schedules and certificates relating thereto, and including any and all financial statements, tax returns, reports, certificates, notices, annexes, schedules, lists (including any listings or descriptions of any of Borrowers' Property) and exhibits, furnished to Lender from time to time in accordance with the terms of the Credit Documents or otherwise relating to any Borrower.

     SECTION 3.28. SECURITY INTEREST. The security interests created by each Borrower under Article IV-A of this Agreement shall be either:

          (a) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all Collateral; or

          (b) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all Collateral of each Borrower that is subject to a valid and perfected Permitted Lien in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid and perfected Liens.

     SECTION 3.29. CHIEF EXECUTIVE OFFICE. Each Borrower's chief executive office (a) is located in either the State of Colorado (or the state in which the Borrower is incorporated), and (b) has not been located in any jurisdiction other the State of Colorado (or the state in which the Borrower is incorporated).

     SECTION 3.30. COMMERCIAL TORT CLAIMS. Except as listed on SCHEDULE 4A.01(d), no Borrower has any Commercial Tort Claims.

     SECTION 3.31. LETTER-OF-CREDIT RIGHTS. Except as listed on SCHEDULE 3.31, no Borrower has any Commercial Tort Claims.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees that from the date hereof and until the later of the Maturity Date or payment in full of all Secured Obligations owed by each Borrower to Lender, unless Lender shall otherwise consent in writing:

     SECTION 4.01. INFORMATION. Each Borrower shall deliver to Lender, or cause to be delivered to Lender, the following:

          (a) Monthly Bankruptcy Trustee Reports, as filed with the U.S. Trustee's Office in the Southern District of New York, within two Business Days of the filing date of such reports;

          (b)  the Budget, as required under Article II;

          (c) on each Wednesday of each week, weekly and bi-weekly budgets itemizing the following week's disbursements in reasonable detail;

          (d) on Wednesday of each week, current cash receipts and accounts receivables aging reports;

          (e) on Wednesday of each week, current accounts payable aging reports;

          (f) promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission, or any successor agency, by any Borrower, and copies of all financial statements, proxy statements, notices and reports as such Borrower shall send to its shareholders or to the holders of any other Indebtedness of such Borrower in their capacity as holders;

          (g) concurrently with each filing by each Borrower of any tax return pursuant to the taxing authority of any Governmental Authority, a photocopy of each such tax return, with all related forms, schedules, and related information; and

          (h) with reasonable promptness upon any such request, such other information regarding the business, properties or financial or operating condition of any Borrower, or regarding the Collateral, or regarding the Restricted Cash Accounts, as Lender may request.

     SECTION 4.02. REPORTING NOTIFICATION EVENTS. Immediately upon any Responsible Officer obtaining knowledge thereof, but in any event within two Business Days after any Responsible Officer obtains such knowledge, each Borrower shall give Lender written notice of each Notification Event, which written notice shall include (i) a description of the Notification Event (including an estimate of any anticipated liability or Material Adverse Effect that may arise from such Notification Event other than the occurrence of a Default or Event of Default), (ii) the date of the Notification Event and the date that the Responsible Officer first obtained knowledge of the Notification Event, and
(iii) a description of the manner in which such Borrower has addressed or otherwise responded to the Notification Event or intends to address or otherwise respond to the Notification Event. "NOTIFICATION EVENT" means any of the following events or occurrences: (a) any Default or Event of Default; or (b) any Lien upon any Collateral other than Permitted Liens; or (c) any Casualty Event; or (d) the occurrence of any event or condition which, with respect to any Borrower, gives rise to unfunded pension liabilities or similar liabilities, severance liabilities, unemployment liabilities, wage claims, or the like, in favor of any individual, entity, organization, association or group, including, without limitation, any tax authority or governmental authority, if such claims or liabilities could, individually or in the aggregate, have a Material Adverse Effect; or (e) the occurrence of any event or condition which constitutes a Default or Event of Default under any Indebtedness of any Borrower (other than the Obligations) if the acceleration of such Indebtedness as a result of such Default or Event of Default would have a Material Adverse Effect; or (f) the receipt of notice by a Responsible Officer of any Borrower, of potential liability or responsibility for the violation (or alleged violation) of any Laws, if such violation could (in view of any possible penalties, fines, liabilities, damage awards, settlement costs and expenses, and any possible equitable relief) have a Material Adverse Effect; or (g) any event or fact (or change of fact) or any circumstance (or change of circumstance) that warrants the revision of any Borrower Information in order to cause such Borrower Information to be, and to continue to be, true, accurate and complete in all material respects at all times; or (h) any change in incumbency in one or more of the following offices of any Borrower's management: President, Treasurer, Chief Financial Officer, or any other office named in the incumbency certificate given to Lender; or (i) any occurrence, that would not be a Notification Event within the scope of the foregoing clauses of this definition of Notification Event, which has or reasonably may have a Material Adverse Effect.

     SECTION 4.03. EXISTENCE. Each Borrower shall maintain its corporate or other legal existence, in each jurisdiction in which it is incorporated or otherwise formed, and in each jurisdiction where it is required to register or qualify to do business, except for failures to register or qualify which, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION 4.04. Intentionally omitted.

     SECTION 4.05. COLLATERAL. Each Borrower shall maintain, preserve and protect all Collateral and keep such Collateral in good repair, working order and condition, normal wear and tear excepted, and from time to time as necessary make, or cause to be made, all repairs, renewals, and replacements thereto as necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 4.06. INSURANCE. Each Borrower shall maintain in full force and effect at all times insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities, and with such deductibles as are in accordance with normal industry practice unless higher limits or other types of coverage are required by the terms of the other Credit Documents.

Each Borrower shall provide to Lender promptly upon Lender's request from time to time certificates, policies or endorsements as Lender shall require as proof of such insurance, and if such Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All insurance policies shall provide for at least 30 days' prior written notice to Lender of any cancellation or reduction in coverage and Lender may act as attorney-in-fact for each Borrower in obtaining, and at any time an Event of Default exists, adjusting, settling, amending and canceling such insurance. Each Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) with respect to the Collateral under all such insurance policies and shall cause such Borrower to obtain non-contributory lender's loss payable endorsements to all such insurance policies with respect to the Collateral in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance with respect to the Collateral shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any other Person. All proceeds of such casualty insurance with respect to the Collateral shall be paid to Lender for application to the Obligations in accordance with the terms of this Agreement and the other Credit Documents or otherwise. Lender shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

     SECTION 4.07. CASUALTY EVENT PROCEEDS. If any Casualty Event shall occur and be covered in whole or in part by insurance, and any Borrower shall be entitled, in accordance with the terms of any insurance policy, or in accordance with any agreement with or decision of any Person other than Lender, to receive any proceeds of such Casualty Event and insurance, then, so long as no Event of Default has occurred and is continuing, such proceeds shall promptly be applied or paid at such Borrower's election either (a) to restore or replace the Collateral so damaged or destroyed in such Casualty Event if such proceeds shall be sufficient to pay the full cost and expense of such restoration or replacement, or (b) as a prepayment on the Secured Obligations; provided, however, that upon and during the continuance of an Event of Default, such Borrower shall cause all such proceeds attributable to Collateral, immediately upon receipt by such Borrower or any other Person, to be paid to Lender to be applied at Lender's election, in Lender's discretion either (a) to restore or replace the Collateral so damaged or destroyed or (b) as a prepayment on the Secured Obligations. If any Casualty Event shall occur for which any Borrower is entitled to a condemnation award or other similar compensation, then, at Lender's election, in Lender's discretion, such Borrower shall cause any proceeds of such award or other similar compensation, immediately upon receipt by such Borrower or any other Person, to be paid to Lender to be applied as a prepayment on the Secured Obligations.

     SECTION 4.08. TAXES. Each Borrower shall pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon such Borrower or upon such Borrower's income and profits, or upon any of its Collateral or any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such Collateral or any part thereof; PROVIDED, HOWEVER, that no Borrower shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and such

Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested.

     SECTION 4.09. COMPLIANCE WITH LAWS. Each Borrower shall comply, in all material respects, with all Applicable Laws.

     SECTION 4.10. CREDIT ADMINISTRATION COSTS; BROKERS. Each Borrower shall pay and cause each other Borrower to pay all Credit Administration Costs promptly upon Lender's demand from time to time. Each Borrower shall indemnify and hold harmless Lender from and against any claim by any Person for a commission or finder's fee or other compensation of any kind attributable to any extensions of credit or other matters or transactions contemplated under this Agreement and the other Credit Documents, and shall pay Lender's attorney's fees, litigation expenses and court costs in defending any such claim for a commission or finder's fee other compensation.

          "COLLECTION COSTS" means all costs and expenses of administering and enforcing this Agreement and the other Credit Documents, and including any and all costs and expenses of collecting the Obligations and exercising Lender's rights and remedies under the Credit Documents as against any Collateral, or as against any Borrower or other party to any Credit Documents, or any trustee, receiver or debtor-in-possession, and any and all costs and expenses incurred by Lender at any time in enforcing, defending, protecting, perfecting, and maintaining Lender's security interests and the priority thereof in any Collateral, and any other costs and expenses incurred by Lender after the occurrence of any Default, with regard to any matters relating to the Credit Documents, and regardless of whether an Event of Default shall have been declared, any Obligations shall have been accelerated or declared due or any other remedies shall have been exercised, and including any and all such costs and expenses incurred by Lender in or relating to any bankruptcy or insolvency proceedings. Collection Costs include court costs, filing fees, attorney's fees, paralegal fees, litigation expenses of any kind, the fees and expenses of experts, consultants, accountants, engineers, appraisers, surveyors, receivers, trustees, warehousemen, and auctioneers, and the costs and expenses of repossessing, transporting, storing, maintaining, insuring, repairing, advertising, marketing, and selling any Collateral, including all applicable transfer taxes, recordation taxes, documentary stamps, and sales taxes relating to the creation or perfection of Lender's security interests in any Collateral, and all costs of inspecting, studying, testing, and monitoring the condition of any Collateral, and all costs of response, remediation, or clean-up regarding the condition of any Collateral.

          "CREDIT ADMINISTRATION COSTS" means all Collection Costs and any other costs and expenses (including Lender's attorney's fees and expenses) incurred by Lender from time to time relating to the preparation, modification, supplementation, review, and interpretation of the Credit Documents, or the monitoring, processing, and servicing of the Secured Obligations, or any Collateral and the transactions and other matters contemplated by the Credit Documents, and including any such costs and expenses incurred in Lender's due diligence and other preparation for the closing of the Loan.

     SECTION 4.11. REVIEW AND AUDIT. Each Borrower shall maintain its financial books and records in accordance with GAAP. Lender shall be permitted access to all of Borrowers' books and records at any location during normal business hours and shall be permitted to take copies, at Borrowers' expense, of such books and records as Lender may request. Each Borrower shall permit and authorize Lender through any Person designated by Lender, at such times and as often as Lender may request, to visit, inspect, examine, audit and verify any of the properties, books and records of such Borrower relevant to the subject matter of this Agreement or any other Credit Documents or any Borrower Information or the financial condition of such Borrower.

     SECTION 4.12. USE OF LOAN PROCEEDS. The proceeds of the Loan shall be used solely for the purpose expressly permitted in Article II.

     SECTION 4.13. Intentionally omitted.

     SECTION 4.14. ENVIRONMENTAL MATTERS. Each Borrower shall cause all Collateral owned or operated by any Borrower to be kept free of contamination from Regulated Substances and any other harmful or physical conditions except as otherwise would be in compliance with applicable Environmental Laws. If any Borrower receives notice or becomes aware of any Environmental Claim or any violation of Environmental Laws or any contamination with Regulated Substances that relates to any of them or any Collateral, then such Borrower shall promptly provide written notice thereof to Lender and, upon written request of Lender, shall provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may require so as to satisfy Lender that such Borrower is in compliance with its obligations under this Agreement.

     SECTION 4.15. Intentionally omitted.

     SECTION 4.16. ASSET PURCHASE AGREEMENT. Each Borrower shall comply with, perform, and fulfill all of such Borrower's covenants, agreements and other obligations under the Asset Purchase Agreement.

                                  ARTICLE IV-A
                         ADDITIONAL SECURITY PROVISIONS

     SECTION 4A.01. SECURITY INTEREST. To further secure the Asset Purchase Agreement Article IX Obligations and the Loan Obligations, and without limiting the legal operation and effect of any other Credit Document, each Borrower hereby collaterally assigns to Lender, and grants Lender a security interest in, all of such Borrower's now owned and hereafter acquired, created or arising Property described below, and in each case regardless of where such Property may be located and whether such Property may be in the possession of such Borrower, Lender, or a third party, and, if any of such Property may be held or stored with any third party, together with all of such Borrower's rights now owned and hereafter acquired, created or arising relating to the storage, withdrawal and retrieval thereof and access thereto (all of which Property described below and all such rights of storage, withdrawal, retrieval and access, in each case both now owned and hereafter acquired, created or arising, being referred to herein as "COLLATERAL"):

          (a) All of Borrowers' now owned and hereafter acquired, created or arising (i) "accounts" (as "account" is defined in Article 9), (ii) rights to payment of any monetary obligation, whether or not earned by performance, (A) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (B) for services rendered or to be rendered, (C) for a policy of insurance issued or to be issued, (D) for a secondary obligation incurred or to be incurred, (E) for energy provided or to be provided, (F) for the use or hire of a vessel under a charter or other contract, (G) arising out of the use of a credit or charge card or information contained on or for use with the card, or (H) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or Person licensed or authorized to operate the game by a state or governmental unit of a state, (iii) health-care-insurance receivables, and (iv) rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guaranties or other contracts of suretyship with respect to any of the foregoing property, and all deposits, letters of credit, and other security for the obligation of any Account Debtor relating in any way to any of the foregoing property, and all credit and other insurance for any of the foregoing property ("ACCOUNTS"). The term Accounts does not include (i) rights to payment evidenced by chattel paper or an instrument (as "chattel paper" and "instrument" are defined in Article 9), (ii) commercial tort claims (as "commercial tort claim" is defined in Article 9), (iii) deposit accounts (as "deposit account" is defined in Article 9), (iv) investment property (as "investment property" is defined in Article 9), (v) letter-of-credit rights or letters of credit (as "letter-of-credit right" and "letter of credit" are defined in Article 9 and Article 5, as the case may be), or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card; and

          (b) All of Borrowers' now owned and hereafter acquired, created or arising (i) "chattel paper" (as "chattel paper" is defined in Article 9) and
(ii) Records that evidence both a Monetary Obligation and a security interest in specific Goods, a security interest in specific Goods and software used in the Goods, a security interest in specific Goods and license of software used in the Goods, a lease of specific Goods, or a lease of specific Goods and license of software used in the Goods (and if a transaction is evidenced by Records that include an instrument or series of instruments, the group of Records taken together constitutes Chattel Paper) and any thereof evidenced by a Record or Records consisting of information stored in an electronic medium (as used in this clause "Monetary Obligation" means a monetary obligation secured by the Goods or owed under a lease of the Goods and includes a monetary obligation with respect to software used in the Goods); excluding, however, from the definition of Chattel Paper, (x) charters or other contracts involving the use or hire of a vessel and
(y) Records that evidence a right to payment arising out of the use of a credit card or information contained on or for use with the card ("CHATTEL PAPER"); and

          (c) All of Borrowers' now owned and hereafter acquired, created or arising (i) "deposit accounts" (as "deposit account" is defined in Article 9) and (ii) demand, time, savings, passbook, or similar accounts maintained with any Bank (and including lockboxes and lockbox accounts), and all amounts, balances, and contents therein and thereof and all of Borrowers' rights under agreements relating thereto ("DEPOSIT ACCOUNTS") (provided however, if the Restricted Cash Account is a Deposit Account, the Restricted Cash Account shall be excluded from the Collateral so long as the Restricted Cash Account contains no Property other than the Restricted Cash); and

          (d) All of Borrowers' Commercial Tort Claims now or hereafter identified on SCHEDULE 4A.01(d) to this Agreement; and

          (e) All of Borrowers' now owned and hereafter acquired, created or arising (i) "documents" (as "document" is defined in Article 9), (ii) documents of title (as "document of title" is defined in Section 1-201 of the UCC), and
(iii) receipts of the type described in Section 7-201(2) of the UCC (for goods including distilled spirits and agricultural commodities stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of warehouse receipts) ("DOCUMENTS"); and

          (f) All of Borrowers' now owned and hereafter acquired, created or arising (i) "instruments" (as "instrument" is defined in Article 9), (ii) any negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and (iii) Promissory Notes or other instruments or agreements evidencing Borrowers' right to payment from any Person or Persons ("INSTRUMENTS"). The term "Instruments" does not include (i) investment property (as "investment property" is defined in Article 9), (ii) letters of credit (as "letter of credit" is defined in Article 5), or (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card; and

          (g) All of Borrowers' now owned and hereafter acquired, created or arising (i) "investment property" (as "investment property" is defined in Article 9), (ii) securities (as "security" is defined in Article 8), whether certificated or uncertificated, (iii) security entitlements (as "security entitlement" is defined in Article 8), (iv) securities accounts (as "securities account" is defined in Article 8), (v) commodity contracts (as "commodity contract" is defined in Article

9), (vi) commodity accounts (as "commodity account" is defined in Article 9), and (vii) including ,without limitation, all of Borrowers' shares of Series D Preferred Stock of Megapath Networks, Inc. ("INVESTMENT PROPERTY") (provided however, if the Restricted Cash Account is a securities account, the Restricted Cash Account shall be excluded from the Collateral so long as the Restricted Cash Account contains no Property other than the Restricted Cash); and

          (h) All of Borrowers' now owned and hereafter acquired, created or arising Letter-of-credit rights and all of Borrowers' now owned and hereafter acquired, created or arising Documentary Credits; and

          (i) All of Borrowers' now owned and hereafter acquired, created or arising (i) "inventory" (as "inventory" is defined in Article 9) and (ii) other Goods (other than, as to this clause (ii), farm products (as "farm products" is defined in Article 9) which (A) are leased by any Borrower as lessor, (B) are held by any Borrower for sale or lease or to be furnished under a contract of service, (C) are furnished by any Borrower under a contract of service, or (D) consist of raw materials, work in process, or materials used or consumed in Borrowers' business, including all Accessions to such inventory and other Goods ("INVENTORY"); and

          (j) All of Borrowers' now owned and hereafter acquired, created or arising (i) "equipment" (as "equipment" is defined in Article 9) and (ii) other Goods (other than, as to this clause (ii), Inventory, farm products (as "farm products" is defined in Article 9), or consumer goods (as "consumer goods" is defined in Article 9)), including fixtures and including all accessions to such equipment and other Goods ("EQUIPMENT"); and

          (k) All of Borrowers' now owned and hereafter acquired, created or arising (i) "general intangibles" (as "general intangible" is defined in Article
9) and (ii) personal property, including things in action, other than accounts (as "account" is defined in Article 9), chattel paper (as "chattel paper" is defined in Article 9), commercial tort claims (as "commercial tort claim" is defined in Article 9), deposit accounts (as "deposit account" is defined in
Article 9), documents (as "document" is defined in Article 9), goods (as "goods" are defined in Article 9), instruments (as "instrument" is defined in Article
9), investment property (as "investment property" is defined in Article 9), letter-of-credit rights (as "letter-of-credit right" is defined in Article 9), letters of credit (as "letter of credit" is defined in Article 5), money, and oil, gas, or other minerals before extraction ("GENERAL INTANGIBLES"). Without limiting the generality of the preceding sentence, General Intangibles include Borrowers' now owned and hereafter acquired, created or arising payment intangibles, rights or claims in respect of refunds for taxes paid, Intellectual Property (including, as to any Trademark, the goodwill of the business in which the Trademark is used, or that part of the goodwill of the business connected with the use of and symbolized by the Trademark); and

          (l) All of Borrowers' now owned and hereafter acquired, created or arising moneys, securities and other property, now or hereafter held or received by, or in transit to, Lender, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and any balances, sums and credits of Borrowers held by Lender at any time existing ("HELD ITEMS"); and

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          (m)  All of Borrowers' now owned and hereafter acquired, created or arising right, title and interest in any tangible or intangible personal property that is not described within the other defined terms included within the definition of Collateral ("OTHER PERSONALTY"); and

          (n) All of Borrowers' now owned and hereafter acquired, created or arising products of Collateral, including any product or mass that results when any Goods that are Collateral become commingled goods ("PRODUCTS"); and

          (o) All of Borrowers' now owned and hereafter acquired, created or arising Records, and Borrowers' books, records, documents, ledger cards, invoices, bills of lading and other shipping evidence, credit files, computer programs, tapes, discs, diskettes, and other data and software storage medium and devices, and other property and general intangibles evidencing or relating to Collateral or any Account Debtor (including any rights of Borrower with respect to the foregoing maintained with or by any other Person) ("BUSINESS RECORDS"); and

          (p) All of Borrowers' now owned and hereafter acquired, created or arising cash and non-cash proceeds (as "proceeds" is defined in Article 9), and all Property received in respect of any sale, lease, license, exchange, transfer, redemption, or other disposition of any Collateral, and any other thing or item of value paid, received or collected in respect of any Collateral, including any cash, check, accepted draft, or other item of value paid or delivered upon honor or giving of value by the issuer or any nominated person under a letter of credit, and including interest and dividend payments made on or in respect of any Collateral, and distributions made in respect of any Collateral, and rights arising out of any Collateral, and claims arising out of the loss, nonconformity, or interference with the use of, defects or infringements of rights in, or damage to, any Collateral, and insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, any Collateral ("PROCEEDS").

     SECTION 4A.02. DEPOSIT ACCOUNTS; CONTROL. (a) To further secure the Asset Purchase Agreement Article IX Obligations and the Loan Obligations, and to more fully protect the security interest of Lender against Liens of other creditors of any Borrower, each Borrower hereby (i) transfers and assigns exclusively to Lender all of Borrowers' now owned and hereafter acquired rights of ownership, dominion and control of all of Borrowers' Deposit Accounts, including all of Borrowers' Deposit Accounts disclosed or listed on any schedule to this Agreement or any other Credit Document and all of Borrowers' other Deposit Accounts whether or not so disclosed or listed, and (ii) agrees that Lender shall have the right to direct the disposition of funds in each of Borrowers' Deposit Accounts without further consent of any Borrower. Promptly upon Lender's request from time to time, Borrowers shall Authenticate and deliver to Lender, and shall cause each Bank with which any Deposit Account is maintained to Authenticate and deliver to Lender, such Control Agreements as Lender may request to further confirm and perfect Lender's Lien upon Borrowers' Deposit Accounts.

          (b) With respect to any of Borrowers' Deposit Accounts maintained with Lender, Lender shall have the right, at any time, to (i) terminate Borrowers' right to direct the disposition of funds from the Deposit Accounts and (ii) block Borrowers' access to the Deposit Accounts and any funds in the Deposit Accounts.

          (c) With respect to any of Borrowers' Deposit Accounts not maintained with Lender, Borrowers shall not have the right to direct the disposition of any funds from the Deposit Accounts unless Lender has agreed in writing that Borrowers retain the right to direct the disposition of funds from the Deposit Accounts. If Lender has agreed in writing that Borrowers retain the right to direct the disposition of funds from a Deposit Account not maintained with Lender, Lender shall be entitled to terminate Borrowers' right to direct the disposition of funds from such Deposit Account at any time in Lender's sole discretion by giving the Bank with which such Deposit Account is maintained a written notice ("blocked account notice") terminating Borrowers' right to direct the disposition of funds from such Deposit Account.

          (d) If the Restricted Cash Account is a Deposit Account, then so long as the Restricted Cash Account contains no Property other than the Restricted Cash, the provisions of this Section 4A.02 shall not apply to the Restricted Cash Account.

     SECTION 4A.03. INVESTMENT PROPERTY; CONTROL. (a) Promptly upon Lender's request from time to time, Borrowers shall Authenticate and deliver to Lender, and shall cause any securities intermediary, commodity intermediary, and any other appropriate parties to Authenticate and deliver to Lender, such Control Agreements as Lender may request relating to any Collateral that is Investment Property. If Lender has agreed in writing that Borrowers retain the right to make substitutions for an uncertificated security or security entitlement, to originate instructions or entitlement orders to the issuer or securities intermediary, or otherwise to deal with the uncertificated security or security entitlement, Lender shall be entitled to terminate Borrowers' right to make substitutions for such uncertificated security or security entitlement, to originate instructions or entitlement orders to the issuer or securities intermediary, or otherwise to deal with such uncertificated security or security entitlement, at any time in Lender's sole discretion by giving the issuer or securities intermediary a written notice ("notice of exclusive control") terminating Borrowers' right to make substitutions for such uncertificated security or security entitlement, to originate instructions or entitlement orders to the issuer or securities intermediary, or otherwise to deal with the uncertificated security or security entitlement.

          (b) If the Restricted Cash Account is a securities account, then so long as the Restricted Cash Account contains no Property other than the Restricted Cash, the provisions of this Section 4A.03 shall not apply to the Restricted Cash Account.

           SECTION 4A.04. LETTER-OF-CREDIT RIGHTS; CONTROL. Promptly upon Borrowers obtaining any Letter-of-credit rights, Borrowers shall notify Lender in writing of such Letter-of-credit rights. Promptly upon Lender's request from time to time, Borrowers shall Authenticate and deliver to Lender, and shall cause any Letter of Credit Issuer or Nominated Person, as the case may be, and any other appropriate parties to Authenticate and deliver to Lender, such

Control Consents as Lender may request relating to any Collateral that is Letter-of-credit rights. Without limiting any other provision of this Agreement (or any other Credit Document), and to further secure the Asset Purchase Agreement Article IX Obligations and the Loan Obligations, Borrowers hereby assign to Lender Borrowers' now owned and hereafter acquired, created or arising rights to all of the Proceeds of Borrowers' now owned and hereafter acquired, created or arising Letters of Credit.

     SECTION 4A.05. ELECTRONIC CHATTEL PAPER; CONTROL. Borrowers shall create, store and assign the Record or Records comprising Borrowers' Electronic Chattel Paper in such a manner that Lender shall have control of Borrowers' Electronic Chattel Paper.

     SECTION 4A.06. COMMERCIAL TORT CLAIMS. Promptly upon Borrowers obtaining rights to any Commercial Tort Claim, Borrowers shall (a) notify Lender in writing of the Commercial Tort Claim and (b) Authenticate and deliver to Lender an amendment to this Agreement (and SCHEDULE 4A.01(d)) in form and substance satisfactory to Lender, which amendment shall add to the description of Collateral covered by this Agreement a description of such Commercial Tort Claim that reasonably identifies such Commercial Tort Claim and grant to Lender a security interest in such Commercial Tort Claim, and (c) if requested by Lender, Authenticate in recordable form and deliver to Lender one or more financing statements or financing statement amendments or other lien notices covering such Commercial Tort Claim.

     SECTION 4A.07. COLLATERAL IN POSSESSION OF THIRD PARTY. If the Collateral is in the possession of a third party, Borrowers shall join with Lender in notifying such third party of Lender's security interest in the Collateral, and Borrowers shall obtain for Lender a written acknowledgement from such third party that such third party is holding the Collateral for the benefit of Lender.

     SECTION 4A.08. PERFECTION BY FILING. (a) Notwithstanding any provisions in the Interim Order and Final Order that establish a perfected security interest in and lien on the Collateral by operation of law, upon Lender's request from time to time, Borrowers shall Authenticate, in recordable form, and deliver to Lender any financing statement or other lien notice or other document, and cause any third party to Authenticate and deliver to Lender any other document (including financing statement termination statements), requested by Lender to further evidence the security interests created under this Agreement and to maintain, and continue the first priority of the security interests created under this Agreement.

          (b) Borrowers hereby appoint Lender as Borrowers' attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to Authenticate in the name of each Borrower, and to transmit to, or file, record, or register with, any Person, and at any time, any lien notice, instrument or document that Lender may deem necessary or advisable to further evidence, enforce, defend, protect, perfect, continue, or maintain any security interest, or to further evidence the perfection or priority of any security interest, created under this Agreement.

          (c) Lender shall not be required to obtain Borrowers' consent or authorization for Lender to file, and Lender shall be entitled to file, with or without Authentication by Borrowers (or by Lender as Borrowers' attorney-in-fact), any financing statement, amendment, or other Record that Lender may be authorized to file in accordance with the terms of Article 9, including any financing statement, amendment, or other Record that Lender may be authorized to file based on any Borrower having Authenticated this Agreement or based on any Borrower having Authenticated any other security agreement.

          (d) Any financing statement or other Record filed to further evidence the perfection or priority of the security interests granted by this Agreement may, at Lender's option, describe or indicate the Collateral in the manner that the Collateral is described in this Agreement, or as all assets of Borrowers, or as all personal property of Borrowers, or by any other description or indication of the Collateral that may be sufficient for a financing statement under Article 9.

     SECTION 4A.09. PERFECTION BY POSSESSION. If Collateral is of a type as to which it is necessary or advisable, as determined by Lender, for Lender to take possession of such Collateral in order to protect, perfect, or maintain the first priority of Lender's security interest or other Lien in such (or any other) Collateral, then, promptly upon Lender's request from time to time, Borrower shall deliver such Collateral to Lender.

     SECTION 4A.10. LIEN WAIVERS. Promptly upon Lender's request from time to time, Borrowers shall provide to Lender landlord collateral agreements, mortgagee collateral agreements, and other instruments and lien waivers, in form and substance satisfactory to Lender, and in favor of Lender, and Authenticated by any Persons (including any owners, contract purchasers, option holders, easement holders, lessors, lessees, sublessees, occupants, or mortgagees) having or claiming any interest in any real estate owned, leased or otherwise used or occupied by Borrowers, whereby such Persons shall expressly waive, or subordinate to Lender's security interest in the Collateral, all Liens against the Collateral and provide to Lender, without cost to Lender, and on terms satisfactory to Lender, rights of access to such real estate for purposes of storage, holding, retaking, processing, maintenance, marketing, selling, leasing, licensing, and otherwise disposing of such Collateral.

     SECTION 4A.11. RESTRICTED CASH; RESTRICTED CASH ACCOUNT. Notwithstanding anything to the contrary set forth in this Agreement, Lender acknowledges and agrees that the Collateral shall not include any cash and cash equivalents and Temporary Cash Investments owned by Borrowers and on hand as of the date of the entry of the Interim Order (the "RESTRICTED CASH"). All Restricted Cash shall be maintained separately in a segregated deposit account or a segregated securities account (each such deposit account or securities account that holds Restricted Cash is referred to herein as a "RESTRICTED CASH ACCOUNT") and at no time shall be commingled with any Collateral or Proceeds. Lender agrees that so long as the Restricted Cash Account contains no Property other than the Restricted Cash, the Restricted Cash Account shall not be part of the Collateral.

     SECTION 4A.12. SCHEDULED EXCLUDED PROPERTY. Notwithstanding anything to the contrary set forth in this Agreement, Lender acknowledges and agrees that the Collateral shall not include any Property listed on SCHEDULE 4A.12 to this Agreement (the "SCHEDULED EXCLUDED PROPERTY").

     SECTION 4A.13. USE OF PROCEEDS OF COLLECTION COLLATERAL PRIOR TO DEFAULT. Prior to the occurrence of a Default, Borrowers shall be privileged to use, and shall use, Proceeds of Collection Collateral solely for payment of Operating Expenses. Upon and after the occurrence of a Default, Lender shall be entitled to revoke Borrowers' privilege to use the Proceeds of Collection Collateral by giving notice of such revocation to Borrowers, whereupon and thereafter Borrower shall not use Proceeds of Collection Collateral for any purpose without Lender's prior written consent. Borrower shall not use proceeds of Collection Collateral for any purpose other than payment of Operating Expenses.

                                  ARTICLE IV-B
                               GUARANTY AGREEMENT

     SECTION 4B.01. GUARANTY AGREEMENT. Subject to the limitations on recourse set forth in Section 7.16 of this Agreement, each Corporate Guarantor hereby jointly and severally guarantees to Lender the prompt payment of the Secured Obligations of each other Corporate Guarantor in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. Each Corporate Guarantor hereby further agrees that if any of the Secured Obligations of any other Corporate Guarantor are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), such Corporate Guarantor will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations of any other Corporate Guarantor, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     SECTION 4B.02. OBLIGATIONS UNCONDITIONAL. The Obligations of the Corporate Guarantors under Section 4B.01 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4B.02 that the obligations of the Corporate Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Corporate Guarantor hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to any Corporate Guarantor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or the Asset Purchase Agreement or any other agreement or instrument referred to therein shall be done or omitted;

          (iii) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien granted to, or in favor of, Lender as security for any of the Secured Obligations shall fail to attach or be perfected;

          (v) any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Corporate Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Corporate Guarantor);

          (vi) the full or partial release of any Collateral; or

          (vii) the full or partial release of liability of any Obligor.

     With respect to its Obligations hereunder, each Corporate Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or the Asset Purchase Agreement or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations. Lender shall have no present or future duty or obligation, and the Corporate Guarantors waive any right to claim or assert any such duty or obligation, to discover or to disclose to the Corporate Guarantors any information, financial or otherwise, concerning such Corporate Guarantor, any other Obligor, or any Collateral or other security the Secured Obligations.

     SECTION 4B.03. REMEDIES. The Corporate Guarantors agree that, to the fullest extent permitted by law, as between the Corporate Guarantors, on the one hand, and the Lender, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Article VI hereof (and shall be deemed to have become automatically due and payable as provided in Article VI hereof, and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VI) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Secured Obligations being deemed to have become automatically due and payable), such Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Corporate Guarantors.

     SECTION 4B.04. CONTINUING GUARANTY. The guarantee in this Article IV-B is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     Each Borrower covenants and agrees that from the date hereof and until the later of the Maturity Date or payment in full of all Secured Obligations owed by Borrowers to Lender, unless Lender shall otherwise consent in writing:

     SECTION 5.01. INVESTMENTS. No Borrower shall make, acquire or hold any Investments other than Permitted Investments.

     SECTION 5.02. INDEBTEDNESS. No Borrower shall incur, create, assume or suffer to exist any Indebtedness other than Permitted Indebtedness for Borrowed Money.

     SECTION 5.03. MAINTENANCE OF PERMITTED INDEBTEDNESS. No Borrower shall prepay any Permitted Indebtedness for Borrowed Money, excepting any prepayments of the Secured Obligations. Borrower shall not modify any agreement relating to any Permitted Indebtedness for Borrowed Money.

     SECTION 5.04. Intentionally omitted.

     SECTION 5.05. LINE OF BUSINESS; NAME; STRUCTURE. No Borrower shall engage in any business other than the business engaged in by such Borrower on the Effective Date. No Borrower shall refuse, or divert or refer to any other Person any Business or Business opportunity that any Borrower could profit from in the ordinary course of any Borrower's business. No shareholder, officer, director, member or employee of any Borrower shall divert from such Borrower, or refer to any person other than any other Borrower, any Business or Business opportunity that could be served by any other Borrower in the ordinary course of such Borrower's business. No Borrower shall change its name or organizational structure.

     SECTION 5.06. Intentionally omitted.

     SECTION 5.07. Intentionally omitted.

     SECTION 5.08. Intentionally omitted

     SECTION 5.09. Intentionally omitted.

     SECTION 5.10. CONSOLIDATIONS; MERGERS; DISPOSITIONS; ACQUISITIONS. Except as expressly contemplated in the Asset Purchase Agreement, no Borrower shall (i) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself, or suffer any liquidation or dissolution, or (ii) make any Asset Disposition, except that any Borrower may make (a) sales of inventory or services in the ordinary course of such Borrower's business, and (b) sales for fair consideration of equipment that is obsolete and no longer useful in such Borrower's business, or (iii) acquire by purchase or otherwise any of the outstanding capital stock of, or all or substantially all of the business, Property or assets of, any Person. Notwithstanding anything to the contrary set forth in this Agreement, Borrowers shall promptly pay to Lender or cause to be paid to Lender, as prepayments of the Secured Obligations, all Net Proceeds of any Asset Dispositions that may be permitted under this Agreement or the Asset Purchase Agreement; provided that if the Net Proceeds of permitted Asset Dispositions exceed the amount of outstanding Secured Obligations, the excess Net Proceeds after payment of all outstanding Secured Obligations shall continue to be part of the Collateral, shall be maintained until used in a Deposit Account in which Lender has a first priority security interest which security interest is perfected by control pursuant to a Control Agreement, and shall be used by Borrowers solely for payment of Operating Expenses.

     SECTION 5.11. LIENS; BAILMENTS; CERTAIN SALES. No Borrower shall (a) store any Collateral with, or give possession or control of any Collateral to, any holder, bailee, warehouseman or other Person without Lender's prior written consent, which consent may be withheld in Lender's discretion, or (b) create, incur, assume or suffer to exist any Lien upon any Collateral other than Permitted Liens, or (c) license any Collateral to any other Person, or (d) directly or indirectly, sell with or without recourse, or discount or factor, any Collateral.

     SECTION 5.12. RESTRICTED CASH ACCOUNT. No Borrower shall maintain any Property, other than Restricted Cash, in any Restricted Cash Account.


                                   ARTICLE VI
                EVENTS OF DEFAULT; CERTAIN REMEDIES UPON DEFAULT

     SECTION 6.01. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default attributable to all Borrowers:

          (a) Any Borrower's failure to pay as and when due any amount of principal or interest of the Loan or the Asset Purchase Agreement Article IX Obligations; or

          (b) Any Borrower's failure to pay any fees due in accordance with the terms of this Agreement or the other Credit Documents as and when due; or

          (c) Any Borrower's failure to pay any Credit Administration Costs within five (5) Business Days after Lender's demand for such payments; or

          (d) If any representation or warranty made by any Borrower in any Credit Document is not true, accurate and complete in all material respects; or

          (e)  Intentionally omitted;

          (f) Any Borrower's failure to notify Lender of any Notification Event as required in accordance with the requirements of Section 4.02; or

          (g) The failure by any Borrower to fulfill in all material respect a covenant of this Agreement or any other Credit Document, which failure is not within the scope of clauses (a) through (f) of this Section; or

          (h) If any statement, report, appraisal, certificate, opinion, or other information furnished to Lender by any Person in connection with Borrowers' request for the Loan was not true, accurate and complete in all material respects when so furnished to Lender and on the Effective Date; or

          (i) If any statement, report, certificate, opinion, or other information furnished to Lender with or in accordance with the terms of this Agreement (including all annexes, schedules, and exhibits to the Credit Documents and all materials delivered to Lender to satisfy any condition of this Agreement) is not true, accurate and complete in all material respects when so furnished to Lender; or

          (j) If any Chapter 11 Case shall be dismissed or subject to a Case Conversion (or if any Borrower shall otherwise become subject to a Case Conversion) or any Borrower shall file a motion or other pleading seeking the dismissal of any of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise; or

          (k) A trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer, or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) an (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or

          (l) The Bankruptcy Court shall enter, over the objection of any Borrower, an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any Collateral of a Borrower which has value in excess of $100,000 in the aggregate; or

          (m) Any order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying the Interim Order, the Final Order, or the Approval Order; or

          (n) If any Credit Documents shall for any reason be asserted by any Borrower not to be a legal, valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms; or

          (o)  Intentionally omitted; or

          (p) The Bankruptcy Court has not entered the Final Order within 15 Business Days after the Effective Date; or

          (q) If any Seller under the Asset Purchase Agreement shall materially breach any of its obligations under the Asset Purchase Agreement, and such breach is not cured within any applicable cure period under the Asset Purchase Agreement; or

          (r) The termination of the Asset Purchase Agreement by any party to the Asset Purchase Agreement.

     SECTION 6.02. ACCELERATION. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by Lender in writing or cured to the satisfaction of Lender as expressly acknowledged by Lender in writing, Lender may take any or all of the following actions against any or all Borrowers: (a) declare the Maturity Date accelerated (without the necessity of any notice) on the Loan; and/or (b) declare the unpaid principal of, and all accrued and unpaid interest on, the Loan and any and all other outstanding and unpaid Secured Obligations to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and/or (c) enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off; provided, however, without limiting the generality of the foregoing, upon the occurrence of an Event of Default described in Section 6.01(j) through (m) above, (i) the Maturity Date shall be immediately accelerated (without the necessity of any notice), and (ii) the unpaid principal of, and all accrued and unpaid interest on, the Loan and any and all other outstanding and unpaid Secured Obligations shall be immediately due and payable to Lender without any action on the part of Lender, and without presentment, demand, protest, or other notice of any kind, all of which are hereby waived.

     SECTION 6.03. RIGHT TO ENFORCE CLAIM; LENDER IN POSSESSION OR CONTROL.

          (a) Upon and after the occurrence of a Default or an Event of Default, and in addition to such other rights and remedies as Lender may have under other provisions of this Agreement or any other Credit Documents, or under common or statutory law, Lender may reduce a claim to judgment, foreclose, or otherwise enforce the claim, security interest, or agricultural lien by any available judicial procedure, and if the Collateral is Documents, Lender may proceed either as to the Documents or as to the Goods the Documents cover.

          (b) If Lender has possession of Collateral (i) reasonable expenses, including the cost of insurance and payment of taxes or other charges, incurred in the custody, preservation, use, or operation of the Collateral are chargeable to Borrower and are secured by

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the Collateral, (ii) the risk of accidental loss or damage is upon Borrower to the extent of a deficiency in any effective insurance coverage, (iii) Lender shall keep the Collateral identifiable, but fungible Collateral may be commingled, and (iv) Lender may use or operate the Collateral (A) for the purpose of preserving the Collateral or its value, or (B) as permitted by an order of a court having competent jurisdiction, or (C) for the purpose of transporting the Collateral, or (D) for the purposes of demonstrating the use or operation of the Collateral.

          (c) If Lender has possession of Collateral or control of Collateral that is Deposit Accounts, Electronic Chattel Paper, Investment Property, or Letter-of-credit rights, then Lender (i) may hold as additional security any Proceeds, except money or funds, received from the Collateral, (ii) shall apply money or funds received from the Collateral to reduce the Secured Obligations unless remitted to Borrower, and (iii) may create a security interest in the Collateral.

          (d) If Lender has possession of Collateral that is Chattel Paper or an Instrument, then as to any such Chattel Paper or Instrument, Lender shall not be obligated to take any necessary steps to preserve rights against prior parties.

     SECTION 6.04. COLLECTION AND ENFORCEMENT. At any time after the occurrence of a Default or an Event of Default, Lender may:

          (a) notify any Collection Collateral Debtor or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of Lender;

          (b) take any Proceeds to which Lender is entitled under Section 9-315 of Article 9;

          (c) enforce the obligations of any Collection Collateral Debtor or other Person obligated on Collateral and exercise the rights of Borrower with respect to the obligations of the Collection Collateral Debtor or other Person obligated on Collateral to make payment or otherwise render performance to Borrower, and with respect to any property that secures the obligations of the Collection Collateral Debtor or other Person obligated on the Collateral; and

          (d) if Lender holds a security interest in a Deposit Account perfected by control pursuant to an agreement among Borrower, Lender and the Bank with which the Deposit Account is maintained, or if Lender becomes the Bank's customer with respect to the Deposit Account, instruct the Bank with which the Deposit Account is maintained to pay the balance of the Deposit Account to or for the benefit of Lender.

     SECTION 6.05. APPLICATION OF PROCEEDS OF COLLECTION OR ENFORCEMENT. (a) Lender shall apply or pay over for application the cash Proceeds of collection of Collateral, or enforcement of the obligations of a Collection Collateral Debtor, in the following order to:

               (1) the reasonable expenses of collection and enforcement and the reasonable attorney's fees and legal expenses incurred by Lender;

               (2) the satisfaction of obligations secured by the security interest or agricultural lien under which the collection or enforcement is made; and

               (3) the satisfaction of obligations secured by any subordinate security interest in or other lien on the Collateral subject to the security interest or agricultural lien under which the collection or enforcement is made if Lender receives an Authenticated demand for Proceeds before distribution of the Proceeds is completed.

          (b) Lender need not apply or pay over for application non-cash Proceeds of collection and enforcement unless the failure to do so would be commercially unreasonable.

          (c) Lender shall account to and pay Borrower for any surplus and any Obligor is liable for any deficiency.

     SECTION 6.06. POSSESSION OF COLLATERAL. (a) At any time after the occurrence of a Default or an Event of Default, Lender may require each Borrower to assemble the Collateral and make the Collateral available to Lender at a place designated by Lender which is reasonably convenient to Lender and such Borrower. If Lender requires any Borrower to assemble the Collateral and make the Collateral available to Lender, as described in the preceding sentence, such Borrower shall do so promptly, and in any event within three days after Lender gives such Borrower a notice requesting such Borrower to assemble the Collateral and make the Collateral available to Lender at the place designated by Lender. Without limiting Lender's right to designate any place which is reasonably convenient to Borrowers for making Collateral available to Lender, each Borrower agrees that any place designated by Lender and located within 100 miles of any place where such Borrower stores, uses, sells, leases, licenses, or maintains Collateral in the ordinary course of such Borrower's business shall be conclusively deemed to be a place reasonably convenient to such Borrower for making the Collateral available to Lender.

          (b) At any time after the occurrence of a Default or an Event of Default, Lender may, pursuant to judicial process, or without judicial process if Lender proceeds without breach of peace, (1) take possession of the Collateral and, (2) without removal, render Equipment unusable and dispose of Collateral on any Borrower's premises in accordance with Section 6.07.

     SECTION 6.07. DISPOSITION OF COLLATERAL. (a) At any time after the occurrence of a Default or an Event of Default, Lender may sell, lease, license, or otherwise dispose of any or all of the Collateral in its present condition or following any commercially reasonable preparation or processing.

          (b) Lender may dispose of Collateral by public or private proceedings, by one or more contracts, as a unit or in parcels, and at any time and place and on any terms.

          (c) Lender may purchase Collateral (1) at a public disposition or (2) if the Collateral is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations, at a private disposition.

          (d) A contract for sale, lease, license, or other disposition includes the warranties relating to title, possession, quiet enjoyment, and the like which by operation of law accompany a voluntary disposition of property of the kind subject to the contract; provided, however, Lender may disclaim or modify such warranties (1) in a manner that would be effective to disclaim or modify the warranties in a voluntary disposition of property of the kind subject to the contract of disposition, or (2) by communicating to the purchaser a Record evidencing the contract for disposition and including an express disclaimer or modification of the warranties, and provided further that a Record is sufficient to disclaim such warranties if such Record indicates "There is no warranty relating to title, possession, quiet enjoyment, or the like in this disposition" or uses words of similar import.

          (e) Prior to a disposition of Collateral, Lender shall give Borrowers, and any other parties required to receive notice under Article 9, notification as required under Article 9 before a sale, lease, license, or other disposition of Collateral.

     SECTION 6.08. APPLICATION OF PROCEEDS OF DISPOSITION OF COLLATERAL. (a) Lender shall apply or pay over for application the cash Proceeds of disposition of Collateral in the following order:

               (1) the reasonable expenses of retaking, holding, preparing for disposition, processing, and disposing, and reasonable attorney's fees and legal expenses incurred by Lender;

               (2) the satisfaction of obligations secured by the security interest or agricultural lien under which the disposition is made; and

               (3) the satisfaction of obligations secured by any subordinate security interest in or other subordinate lien on the Collateral if:

                    (A) Lender receives from the holder of the subordinate security interest or other lien an Authenticated demand for Proceeds before distribution of the Proceeds is completed;

                    (B) in a case in which a consignor has an interest in the Collateral, the subordinated security interest or other lien is senior to the interest of the consignor; and

               (4) a secured party that is a consignor of the Collateral if Lender receives from the consignor an Authenticated demand for Proceeds before distribution of the Proceeds is completed.

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

          (b) Lender need not apply or pay over for application non-cash Proceeds of disposition unless the failure to do so would be commercially unreasonable.

          (c) Unless Lender is required to apply or pay over cash Proceeds to a consignor under subsection (a)(4) of this Section, Lender shall account to and pay Borrowers for any surplus, and any Obligor is liable for any deficiency.

     SECTION 6.09. ADDITIONAL PROVISIONS REGARDING SALES AND OTHER DISPOSITIONS. In the event that Lender shall sell or otherwise dispose of the Collateral, or any part thereof, the following additional provisions shall be applicable to such sale or other disposition:

          (a) Such sale or other disposition may be at public or private sale (or at any broker's board or on any securities exchange) for cash, upon credit or for future delivery as Lender shall deem appropriate. Lender shall be authorized at any such sale (if Lender deems it advisable to do so with regard to any type or item of Collateral) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own use (or for their own account for investment, as applicable) and not with a view to the distribution or sale thereof, and upon consummation of any such sale, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Borrowers, and Borrowers hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which Borrowers now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Lender shall give Borrowers at least ten (10) days' written notice (which Borrowers agree is reasonable notice) of Lender's intention to make any sale of Collateral owned by Borrowers. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Lender may fix and state in the notice of such sale, and Lender shall not be obligated to make any sale of any Collateral if Lender shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given, and Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice to Borrowers or anyone else, be made at the time and place to which the same was so adjourned.

          (b) In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, but Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Collateral so sold and, in case of any such failure, such of the Collateral may be sold again upon notice to Borrowers as set forth in this Section.

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

          (c) At any public sale, Lender may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of Borrowers (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Lender from Borrowers as a credit against the purchase price, and Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrowers therefor.

          (d) For purposes of any sale of Collateral in accordance with this Agreement, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. Lender shall be free to carry out such sale pursuant to such agreement, and Borrower shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Lender shall have entered into such an agreement, all Events of Default shall have been remedied and the Secured Obligations paid in full.

          (e) Upon any sale of Collateral by Lender (including a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication thereof.

     SECTION 6.10. LICENSE TO USE INTELLECTUAL PROPERTY. Each Borrower agrees that Lender and any receiver, and any designee of Lender or any receiver, each shall have, and each is hereby granted, an irrevocable, royalty-free, perpetual, and worldwide license to reproduce, distribute, publicly perform, publicly display, create derivative works of, make, have made, sell, offer to sell, or otherwise use (including the right to sublicense) such Borrower's Intellectual Property (and including such Borrower's rights to any Intellectual Property to the extent that the license granted in this Section would not violate the rights granted to such Borrower), including, as to any Trademark, the goodwill of such Borrower's business in which the Trademark is used, or that part of the goodwill of such Borrower's business connected with the use of and symbolized by the Trademark, in and in connection with (i) collecting Collateral, (ii) manufacturing, completing, and repairing Collateral, (iii) marketing, selling, leasing, licensing, or disposing of Collateral, and (iv) exercising Lender's rights and remedies under this Agreement (or otherwise) relating to Collateral.

     SECTION 6.11. WAIVERS. Each Borrower waives presentment, demand, notice of dishonor, and protest, and all demands and notices of any action taken by Lender under this Agreement, except as otherwise provided herein, are hereby waived, and any indulgence of Lender, substitution for, exchange of or release of collateral, or addition or release of any person liable on the collateral is hereby assented and consented to and shall not operate or be claimed to operate to release or exonerate any other collateral or person or any claim of Lender.

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                                   ARTICLE VII
                                  MISCELLANEOUS

     SECTION 7.01. FURTHER ASSURANCES. Each Borrower shall execute and deliver to Lender such further assurances of this Agreement and the matters contemplated by this Agreement and the other Credit Documents, including any agreements, assignments, instruments or other documents in favor of Lender, promptly from time to time upon Lender's written request.

     SECTION 7.02. SUCCESSORS AND ASSIGNS. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Lender and its successors and assigns and any holders of the Note. No Borrower shall, without Lender's prior written consent, which consent may be withheld in Lender's discretion, assign such Borrower's rights under this Agreement or any of the other Credit Documents to any Person, and any attempt of such an assignment by any Borrower without Lender's prior written consent shall be void.

     SECTION 7.03. SEVERABILITY. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

     SECTION 7.04. GOVERNING LAW. This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York (excluding New York conflict of laws rules), including all matters of construction, validity and performance, regardless of the location of the parties or any Property, excepting, however, that the UCC (or decisional law) of a jurisdiction other than New York may provide the method of perfection of liens and security interests created under this Agreement and the other Credit Documents.

     SECTION 7.05. JURISDICTION; VENUE; SERVICE. Each Borrower and Lender acknowledge that the Bankruptcy Court shall have exclusive jurisdiction; provided, however, if the Chapter 11 Case is dismissed, then each Borrower shall consent to the jurisdiction as provided in this Section. Each Borrower irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of New York and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the Southern District of New York. Each Borrower agrees that venue shall be proper in any circuit court of the State of New York selected by Lender or, if a basis for federal jurisdiction exists, in any Division of the United States District Court for the Southern District of New York. Each Borrower waives any right to object to the maintenance of any suit or claim in any of the state or federal courts of the State of New York on the basis of improper venue or of inconvenience of forum. Any suit or claim brought by any Borrower against Lender that is based, in whole or in part, directly or indirectly, on this Agreement or any matters relating to this Agreement or the other Credit Documents, shall be brought in a court only in the State of New York. No Borrower shall file any counterclaim against Lender in any suit or claim brought by Lender against any Borrower in a jurisdiction outside of the State of New York unless under the rules of the court in which Lender brought such suit or claim the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the claim or suit instituted by Lender against such Borrower. Each Borrower agrees that any forum outside the State of New York is an inconvenient forum and that a suit brought by any Borrower against Lender in any court outside the State of New York should be dismissed or transferred to a court located in the State of New York. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices in this Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Borrower or any other Person in any other jurisdiction.

     SECTION 7.06. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. A photocopy, facsimile or telecopy of this Agreement shall be effective as an original.

     SECTION 7.07. SURVIVAL. All representations and warranties and indemnities made by Borrowers herein shall survive delivery of the Note and the making of the Loan.

     SECTION 7.08. NOTICES. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by telecopy, or by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the telecopy or hand delivery, one calendar day after delivery to an overnight delivery service, or three calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Each undersigned Borrower hereby appoints Rhythms as its agent for purposes of receiving notices under this Agreement and the other Credit Documents, so that notices given to Rhythms shall be fully effective notice to Rhythms and to each such other undersigned Borrower (other than Rhythms).

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

          If to Lender:            WorldCom, Inc.
                                   500 Clinton Center Drive
                                   Clinton, MS 39056
                                   Attention: K. William Grothe, Jr.
                                   Fax: (601) 460-8051

                                   WorldCom, Inc.
                                   1133 19th Street, N.W.
                                   9th Floor
                                   Washington, DC 20036
                                   Attention: Roland J. Behm, Esq.
                                   Fax: (202) 736-6085

          If to Borrowers:         Rhythms NetConnections Inc.
                                   9100 East Mineral Circle
                                   Englewood, CO  80112
                                   Attention: J.W. Braukman, III
                                   Fax: (303) 476-5700

          With a copy to:          Weil, Gotshal & Manges LLP
                                   767 Fifth Avenue
                                   New York, New York 10153
                                   Attention: Paul Basta, Esq.
                                   Fax: (212) 735-8007

          and:                     Brownstein, Hyatt & Farber, P.C.
                                   410 Seventeenth St., 22nd Floor
                                   Denver, CO 80202
                                   Attention: John Ruppert, Esq.
                                   Fax: (303) 223-0970

          and:                     Milbank, Tweed, Hadley & MCCloy LLP
                                   One Chase Manhattan Plaza
                                   New York, New York 10005
                                   Attention: Luc A. Despins, Esq.
                                   Fax: (212) 822-5660

     SECTION 7.09. LENDER APPOINTED ATTORNEY-IN-FACT. Each Borrower hereby appoints Lender as each Borrower's attorney-in-fact, with power of substitution, which appointment is coupled with an interest and irrevocable, to do each of the following in the name of any Borrower or in the name of Lender or otherwise, for the use and benefit of Lender, but at the cost and expense of Borrowers, and with or without notice to any Borrower, upon and after the occurrence of a
Default: (a) notify the Collection Collateral Debtors to make payments directly to Lender, and to take control of the cash and non-cash proceeds of any Collateral; (b) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable; (c) release, make exchanges, substitutions, or surrender of all or any part of the

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Collateral; (d) remove from any Borrower's place of business all Records relating to or evidencing any of the Collateral or without cost or expense to Lender, make such use of Borrowers' places of business as may be reasonably necessary to administer, control and collect the Collateral; (e) repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order or similar order of any Account Debtor; (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;
(g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (h) settle, renew, extend compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (i) endorse the name of any Borrower upon any Items of Payment relating to the Collateral or upon any proof of claim in bankruptcy against an Collection Collateral Debtor;
(j) institute and prosecute legal and equitable proceedings to reclaim any of the goods sold to any Account Debtor obligated on an Account at a time when such Account Debtor was insolvent; and (k) receive and open all mail addressed to any Borrower and notify the postal authorities to change the address for the delivery of mail to Borrowers to such address as Lender may designate.

     SECTION 7.10. REMEDIES CUMULATIVE. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

     SECTION 7.11. AMENDMENTS, WAIVERS AND CONSENTS. Neither this Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by Lender.

     SECTION 7.12. WAIVERS OF CLAIMS; CONSEQUENTIAL AND PUNITIVE DAMAGES. Each Borrower and Lender hereby waive to the fullest extent permitted by law all claims to consequential and punitive damages in any lawsuit or other legal action brought by either of them against the other of them in respect of any claim between them arising under this Agreement, the other Credit Documents, or any other agreement or agreements between them at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, and any and all claims arising under common law or under any statute of any state or the United States of America, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver Lender and each Borrower each acknowledge and agree that there shall be no claims for consequential or punitive damages made by Lender against any Borrower and there shall be no claims for consequential or punitive damages made against Lender by any Borrower. Lender and each Borrower acknowledge and agree that this waiver of claims for consequential damages and punitive damages is a material element of the consideration for this Agreement.

     SECTION 7.13. NO THIRD PARTY BENEFICIARIES. There shall be no third-party beneficiaries of this Agreement.

     SECTION 7.14. ENTIRE AGREEMENT. Each Borrower agrees that the Credit Documents are a complete and exclusive expression of all the terms of the Loan and agrees that all prior agreements, statements, and representations, whether written or oral, which relate in any way to the Loan are hereby superseded and shall be given no force and effect, and that no promise, inducement, or representation has been made to any Borrower which relates in any way to the Loan, other than what is expressly stated in the Credit Documents. Each Borrower has executed the Credit Documents in full, understands the terms therein, and is executing this Agreement after the opportunity to have full consultation with counsel of Borrowers' choice.

     SECTION 7.15. WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY OF ANY AND ALL CLAIMS BETWEEN THEM OF ANY TYPE, INCLUDING CLAIMS ARISING UNDER AND/OR RELATING IN ANY WAY TO THIS AGREEMENT AND/OR THE OTHER CREDIT DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED BY THE CREDIT DOCUMENTS. EACH BORROWER AND LENDER ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF ITS CHOICE. EACH BORROWER AND LENDER AGREES THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

     SECTION 7.16. PROVISIONS REGARDING LIMITATIONS ON RECOURSE. (a) Except as otherwise provided below, Lender shall not enforce the Secured Obligations or any Credit Document by any suit, claim, action or proceeding ("action") wherein a money judgment, deficiency judgment or other judgment for personal liability shall be sought against Borrower, and Lender for itself, its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against Borrower under or in connection with the Secured Obligations or any other Credit Document and agrees to look solely to the Collateral and/or any other property given to Lender as security for the Secured Obligations (all of which being referred to herein as "COLLATERAL PROPERTY") for the enforcement of any liability or obligation of Borrower in respect of the Secured Obligations, provided that nothing contained herein shall be construed to prevent Lender from bringing a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement or any other Credit Document or the Asset Purchase Agreement in respect of the Secured Obligations, and any lien, pledge, or security interest in the Collateral Property given to Lender created by this Agreement or any other Credit Document; provided, further, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Collateral Property. Lender agrees that Lender shall not, except as otherwise provided in this Section 7.16, sue for, seek or demand any deficiency judgment against Borrower in respect of the

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Secured Obligations in any action or proceeding, under or by reason of or in connection with this Agreement or any other Credit Document or the Asset Purchase Agreement, and shall not have an administrative claim against any of the Borrowers or Corporate Guarantors by any suit, claim, action, proof of claim, request for administrative payment or proceeding.

          (b) The provisions of this Section 7.16 shall not (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, any other Credit Document, or the Asset Purchase Agreement;
(ii) impair the right of Lender to obtain a deficiency judgment in any action or proceeding in order to preserve its rights and remedies, including, without limitation, an action against Borrower under this Agreement or the Note or the Asset Purchase Agreement in respect of the Secured Obligations, foreclosure, non-judicial foreclosure, or the exercise of a power of sale under any Credit Document; however, Lender agrees that Lender shall not enforce such deficiency judgment against any assets of Borrower other than the Collateral Property or in the exercise of its rights and remedies to the Collateral Property; (iii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any Credit Document; (iv) affect the validity or enforceability of, or impair the right of Lender to enforce, any indemnity, representation or warranty made in connection with this Agreement or any other Credit Documents or the Asset Purchase Agreement; or (v) affect the validity or enforceability of, or impair the right of Lender to enforce this Agreement, the Note, the other Credit Documents, and the Asset Purchase Agreement in accordance with their terms.

          (c) Subject to the forgoing provisions of this Section 7.16, Borrowers shall repay to Lender, on the same date and in the same manner as the Loan Obligations are due and payable, all amounts advanced to any Borrower under
Article IX of the Asset Purchase Agreement.

     SECTION 7.17. PROVISIONS REGARDING SPECIFIED TERMINATION EVENT.

          (a) As used in this Section, the following terms have the following meanings:

               "EXCESS LOAN AMOUNT" means the amount, determined as of the Termination Event Date, equal to the lesser of:

                    (i)  the outstanding balance of the Loan Obligations, or

                    (ii) the amount equal to the difference between (A) the aggregate of all Loan advances made under this Agreement prior to the Termination Event Date, and (B) the total amount of Operating Expenses accruing during the Termination Event Period.

               "TERMINATION EVENT" means the termination of the Asset Purchase Agreement by Lender pursuant to Section 8.1(h) of the Asset Purchase Agreement.

               "TERMINATION EVENT DATE" means the date of the Termination Event.

               "TERMINATION EVENT PERIOD" the period from September 24, 2001 at 11:59 p.m. to and including the Termination Event Date.

          (b) Upon the occurrence of the Termination Event, and provided that the Borrowers shall have paid to Lender the Excess Loan Amount within three Business Days after the Termination Event Date:

               (A) Lender shall apply the Excess Loan Amount payment as a prepayment on the Loan Obligations; and

               (B) Lender shall release Lender's security interests in the Collateral; and

               (C) Section 7.16 of this Agreement (and Section 15 of the Note) shall not be applicable as to any remaining outstanding Obligations, and Lender shall have an allowed general unsecured claim in respect of any remaining outstanding Obligations.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Lender and each Borrower, intending to be legally bound hereby, have caused this Agreement to be duly executed and delivered under seal as of the date first above written.

                                        LENDER:

WITNESS:                                MCI WorldCom Network Services, Inc.,
                                        a Delaware corporation

                                        By:                               (SEAL)
-----------------------------              ------------------------------
                                           Name:
                                           Title:



                                        BORROWERS/CORPORATE GUARANTORS:

WITNESS:                                Rhythms NetConnections Inc.,
                                        a Delaware corporation

                                        By:                               (SEAL)
-----------------------------              ------------------------------
                                           Name:
                                           Title:



WITNESS:                                Rhythms Links Inc. - Virginia,
                                        a Virginia corporation

                                        By:                               (SEAL)
-----------------------------              ------------------------------
                                           Name:
                                           Title:



WITNESS:                                Rhythms Links Inc.,
                                        a Delaware corporation

                                        By:                               (SEAL)
-----------------------------              ------------------------------
                                           Name:
                                           Title:



WITNESS:                                Rhythms Leasing, Inc.,
                                        a Nevada corporation

                                        By:                               (SEAL)
-----------------------------              ------------------------------
                                           Name:
                                           Title:

ATTACHMENTS:

Exhibit A (Form of Loan Funding Request)
Exhibit B (Form of Promissory Note)
Schedule 3.05 (Ownership)
Schedule 3.07 (Investments)
Schedule 3.08(a) (Deposit Accounts and securities accounts other than Restricted
                 Cash Accounts)
Schedule 3.08(b) (Restricted Cash Accounts)
Schedule 3.09 (Indebtedness for Borrowed Money)
Schedule 3.10 (Permitted Lien)
Schedule 3.11 (Insurance)
Schedule 3.12 (Name, Structure)
Schedule 3.17 (Tax Identification Numbers)
Schedule 3.31 (Letter-of-credit rights)
Schedule 4A.01(d) (Commercial Tort Claims)
Schedule 4A.12 (Scheduled Excluded Property)

                                                                       EXHIBIT A

                         [FORM OF LOAN FUNDING REQUEST]

MCI WorldCom Network Services, Inc.
c/o WorldCom, Inc.
500 Clinton Center Drive
Clinton, Mississippi 39056
Attention: K. William Grothe, Jr.
Fax: (601) 460-8051

     Re:  LOAN FUNDING REQUEST

Gentlemen:

     The undersigned Borrowers request the following advance pursuant to Section
2.02 of the Credit and Security Agreement by and among the undersigned and MCI WorldCom Network Services, Inc., dated as of September 24, 2001 (the "CREDIT AGREEMENT"). Capitalized terms used in this Loan Funding Request shall have the meanings given them in the Credit Agreement:

     Borrower requests an advance (the "REQUESTED ADVANCE") under the [Initial Advance Committed Amount] [the Subsequent Advance Committed Amount] in the principal amount of __________________________ Dollars ($____________) to be
made on or after ___________, 2001 by wire transfer to the Concentration Account in accordance with the following wire transfer instructions:

          Bank of America, N.A.
          San Francisco, CA
          ABA No. 121000358
          Account No.: 12330-01173

     In support of this Loan Funding Request, Borrowers hereby represent and warrant to Lender that:

     1. The representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date that the Requested Advance is made (both before and after the Requested Advance is made).

     2. If the Requested Advance is the initial loan advance under the Credit Agreement, each of the conditions of Section 2.12 of the Credit Agreement have been satisfied.

     3. Each of the conditions of Section 2.13 of the Credit Agreement have been satisfied for the Requested Advance.

     4. No Default or Event of Default has occurred and is continuing or will exist on the date that the Requested Advance is made (whether before or after the Requested Advance is made).

     5. When the Requested Advance is made, the total aggregate outstanding principal balance of all advances made under the Credit Agreement will not exceed the Committed Amount.

     6. The Requested Advance shall be used solely for the following working capital purposes:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     7. The proceeds of all loan advances made to Borrower under the Credit Agreement prior to the date of this Loan Funding Request have been used solely for the working capital purposes described in the Loan Funding Requests related to such prior advances.

     Attached to this Exhibit as SCHEDULE 1 is the [Budget] [updated Budget] required by the terms of Section [2.12] or [2.13] of the Credit Agreement, certified by the Responsible Officer of Borrower. Borrowers represent and warrant to Lender that the information set forth on SCHEDULE 1 is true accurate and complete in all material respects as of the date of this Loan Funding Request.

     This Loan Funding Request may be signed in counterparts and each shall be effective as an original, and a photocopy, facsimile or telecopy of this Loan Funding Request shall be effective as an original. In making proof of this Loan Funding Request, it shall not be necessary to produce more than one counterpart, photocopy, facsimile, or telecopy of this Loan Funding Request.

     Any Borrower's receipt of the proceeds of the Requested Advance shall be deemed to be a further representation and warranty that the representations and warranties made in this Loan Funding Request are true and correct in all material requests.

                                        Sincerely,

                                        Rhythms Netconnections Inc.
                                        Rhythms Links Inc.
                                        Rhythms Links Inc. - Virginia
                                        Rhythms Leasing Inc.

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: President

                                              SCHEDULE 1 TO LOAN FUNDING REQUEST

                        [ATTACH BUDGET OR UPDATED BUDGET]

                                                                       EXHIBIT B

                  [FORM OF PROMISSORY NOTE (LIMITED RECOURSE)]

                                 PROMISSORY NOTE
                               (LIMITED RECOURSE)

$32,000,000                                                   September 24, 2001


     FOR VALUE RECEIVED, (i) Rhythms Netconnections Inc., a Delaware corporation, (ii) Rhythms Links Inc. - Virginia, a Virginia corporation, (iii) Rhythms Links Inc., a Delaware corporation, and (iv) Rhythms Leasing Inc., a Nevada corporation (each referred to herein individually as and collectively as "BORROWER"), promises to pay to the order of MCI WorldCom Network Services, Inc., a Delaware corporation (referred to herein as "LENDER," which term shall also include any subsequent holder of this Note) the principal sum of Thirty-Two Million and 00/100 Dollars ($32,000,000), or so much thereof as may be advanced to Borrower in accordance with the terms of the Credit Agreement (herein defined), together with interest until paid, as set forth in this Note and in the Credit Agreement.

     This Promissory Note (this "NOTE") is the Note referred to in and secured by that certain Credit and Security Agreement between Borrower and Lender and dated the same date as this Note (referred to herein as the "CREDIT AGREEMENT," which term shall include such amendments, supplements, and replacements as may be made thereto or therefor from time to time). Capitalized terms that are used in this Note, but not defined in this Note, which are defined in the Credit Agreement, shall have the meanings given to such terms in the Credit Agreement. Capitalized terms that are used in this Note, but not defined in this Note, which are defined in the Asset Purchase Agreement shall have the meanings given to such terms in the Asset Purchase Agreement.

     1. FIXED INTEREST RATE. Interest shall accrue and be payable on the outstanding unpaid principal balance of this Note at the fixed interest rate of ten percent (10%) per annum. All interest shall accrue based on a 360-day year for the actual number of days outstanding.

     2.   PAYMENTS.

          (a) In the event the Buyer acquires the Assets pursuant to the terms of the Asset Purchase Agreement, all principal outstanding under this Note, together with the accrued and unpaid interest thereon as of the Closing Date, shall be credited against the Purchase Price.

          (b) Unless sooner paid in full, the entire unpaid principal balance of this Note, together with all outstanding and unpaid accrued interest, expenses, and fees, shall be due and payable on the Maturity Date.

     3. MANNER OF PAYMENT. All payments shall be made in U.S. dollars in immediately available funds without set-off or counterclaim or deduction of any kind on the due dates of such payments. Payments shall be made to the address set forth herein for notices, except that if the Credit Agreement requires payments to be made to a different address, then payments shall be made to the address required by the terms of the Credit Agreement. Any payments by check shall be accepted subject to collection in immediately available funds. Payments shall be applied to interest, principal, late charges, costs, expenses and fees in such order as Lender may determine in Lender's discretion.

     4. PREPAYMENT. Borrower shall be privileged to prepay this Note in whole or in part at any time without premium or penalty. All partial prepayments shall be applied in inverse order of maturity.

     5. CREDIT ADMINISTRATION COSTS. Borrower shall pay all Credit Administration Costs incurred by Lender after the occurrence of any default under this Note, and regardless of whether an Event of Default shall have been declared.

     6. DEFAULT; ACCELERATION. The occurrence of any of the following events shall be an "EVENT OF DEFAULT" under this Note: (a) failure of Borrower to make any payment of principal or interest under this Note when due; or (b) the occurrence of any Event of Default under the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid principal with interest and all other sums evidenced by this Note shall, at the option of Lender, and in Lender's discretion, become immediately due and payable; provided that if in accordance with the terms of the Credit Agreement the occurrence of such Event of Default would cause the unpaid principal, interest, or other sums evidenced by this Note to be immediately due and payable, such amounts shall become immediately due and payable without any action on the part of Lender.

     7. NOTICES. Any notice or demand required or permitted by or in connection with this Note shall be in writing and shall be given in accordance with the terms of the Credit Agreement

     8. CERTAIN WAIVERS. As to this Note, Borrower waives all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also waives valuation and appraisement, presentment, notice of dishonor, and protest, notice of demand and nonpayment of this Note, and notice of acceleration and expressly agrees that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting the liability of Borrower. If Lender transfers this Note to another holder who takes this Note for value and without actual knowledge of a claim or defense of Borrower against any prior holder of this Note, such transferee shall not be subject to any claims, set-offs or defenses that Borrower may have against any holder of this Note prior to such transfer, and such transferee shall have all of the rights of a holder in due course against Borrower even if, absent this provision, such transferee would not qualify as a holder in due course under applicable law.

     9. PRESERVATION OF LENDER RIGHTS. No failure on the part of Lender to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default shall constitute a waiver thereof, and no waiver of any past Event of Default shall constitute waiver of any future default or of any other Event of Default. No failure to accelerate the indebtedness evidenced hereby by reason of any Event of Default, or acceptance of a past due payment, or indulgence granted from time to time, shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right that Lender may have, whether by the laws of the State of New York, by agreement, or otherwise; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     10. GOVERNING LAW. This Note shall be governed by the laws of the State of New York (without regard to New York conflicts of laws rules).

     11. JURISDICTION; VENUE. Borrower acknowledges that the Bankruptcy Court shall have exclusive jurisdiction over any action, suit, claim or proceeding arising out of or relating to this Note and/or the Credit Agreement; provided, however if the Chapter 11 Case is dismissed, then Borrower shall consent to the jurisdiction as provided in this Section. Borrower hereby irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of New York and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the Southern District of New York. Borrower agrees that venue shall be proper in any circuit court of the State of New York selected by Lender or, if a basis for federal jurisdiction exists, in any Division of the United States District Court for the Southern District of New York. Borrower waives any right to object to the maintenance of any suit or claim in any of the state or federal courts of the State of New York on the basis of improper venue or of inconvenience of forum. Any suit or claim brought by Borrower against Lender that is based, in whole or in part, directly or indirectly, on this Note or any matters relating to this Note, shall be brought in a court only in the State of New York. Borrower shall not file any counterclaim against Lender in any suit or claim brought by Lender against Borrower in a jurisdiction outside of the State of New York unless under the rules of the court in which Lender brought such suit or claim the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the claim or suit instituted by Lender against Borrower. Borrower agrees that any forum outside the State of New York is an inconvenient forum and that a suit brought by Borrower against Lender in any court outside the State of New York should be dismissed or transferred to a court located in the State of New York.

     12. SEVERABILITY. In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.

     13. JOINT AND SEVERAL LIABILITY. If there is more than one person signing this Note as Borrower, the liability of each such person shall be joint and several, and without limiting the operation or effect of any other provision of this Note each such person waives: (a) any right to require Lender to: (i) proceed against any other Obligor, (ii) proceed against any particular property or collateral given by any person to secure this Note; or (iii) notify such person of any default by any other person in the payment of any amounts due under this Note or in the performance of any other agreement of any Obligor; and
(b) any defense arising by reason of any of the following: (i) any disability or any counterclaim or right of set-off or other defense of any Obligor, (ii) the invalidity, illegality or lack of enforceability of this Note or any provision thereof from any cause whatsoever, including any action or inaction by Lender,
(iii) the failure of Lender to perfect or maintain perfection of any security interest in any property securing this Note, (iv) the cessation from any cause whatsoever of the liability of any Obligor, including the release by Lender of such Obligor's liability hereunder, (v) that this Note shall be void or voidable as against any Obligor or any Obligor's creditors, including a trustee in bankruptcy of any Obligor, by reason of any fact or circumstance, (vi) any event or circumstance which might otherwise constitute a legal or equitable discharge of any Obligor's obligations hereunder, or (viii) any act or omission of Lender (except acts or omissions in bad faith) which changes the scope of such person's risk hereunder.

     14. MUTUAL WAIVER OF JURY TRIAL. BORROWER AND LENDER WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING IN ANY WAY TO THIS NOTE. BORROWER AND LENDER ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. BORROWER AND LENDER AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

     15. PROVISIONS REGARDING LIMITATIONS ON RECOURSE. This Note is subject to the provisions regarding limitations on recourse set forth in Section 7.16 of the Credit Agreement.

     16.  PROVISIONS REGARDING SPECIFIED TERMINATION EVENT. Section 15 of this
Note is subject to the provisions set forth in Section 7.17 of the Credit Agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, each undersigned Borrower executes this Note under seal as of the date first written above.

                                        BORROWERS:

WITNESS:                                Rhythms Netconnections Inc.,
                                        a Delaware corporation

                                        By:                               (SEAL)
-----------------------------              ------------------------------
                                           Name:
                                           Title:


WITNESS:                                Rhythms Links Inc. - Virginia,
                                        a Virginia corporation

                                        By:                               (SEAL)
-----------------------------              ------------------------------
                                           Name:
                                           Title:


WITNESS:                                Rhythms Links Inc.,
                                        a Delaware corporation

                                        By:                               (SEAL)
-----------------------------              ------------------------------
                                           Name:
                                           Title:


WITNESS:                                Rhythms Leasing Inc.,
                                        a Nevada corporation

                                        By:                               (SEAL)
-----------------------------              ------------------------------
                                           Name:
                                           Title: